                                                                   EXHIBIT 10.1









                    REVOLVING CREDIT AND TERM LOAN AGREEMENT



                            Dated as of June 25, 1997



                                  by and among



                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.,
                        PERKINS FAMILY RESTAURANTS, L.P.,



                                       and



                                BANKBOSTON, N.A.
                AND THE OTHER FINANCIAL INSTITUTIONS WHICH BECOME
                        PARTIES TO THIS CREDIT AGREEMENT



                                       and



                            BANKBOSTON, N.A. AS AGENT

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION.  ...............................................................1
         1.1.  Definitions.  ................................................................................1
         1.2.  Rules of Interpretation.  ....................................................................16
2.  THE REVOLVING CREDIT FACILITY.  .........................................................................16
         2.1.  Commitment to Lend.  .........................................................................16
         2.2.  Commitment Fee.  .............................................................................17
         2.3.  Reduction and Termination of Total Revolving Credit Commitment................................17
                  2.3.1.  Mandatory Reduction of Total Revolving Credit Commitment...........................17
                  2.3.2.  Optional Reduction of Total Revolving Credit Commitment............................17
                  2.3.3.  Termination of Total Revolving Credit Commitment on Revolving
                                   Credit Loan Maturity Date.  ..............................................18
         2.4.  The Revolving Credit Notes.  .................................................................18
         2.5.  Interest on Revolving Credit Loans.  .........................................................19
         2.6.  Requests for Revolving Credit Loans.  ........................................................19
         2.7.  Conversion Options.  .........................................................................19
                  2.7.1.  Conversion to Different Type of Revolving Credit Loan.  ...........................19
                  2.7.2.  Continuation of Type of Revolving Credit Loan.  ...................................20
                  2.7.3.  Eurodollar Rate Loans.  ...........................................................20
         2.8.  Funds for Revolving Credit Loans.  ...........................................................20
                  2.8.1.  Funding Procedures.  ..............................................................20
                  2.8.2.  Advances by Agent.  ...............................................................21
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  ...............................................................21
         3.1.  Maturity.  ...................................................................................21
         3.2.  Mandatory Repayments of Revolving Credit Loans.  .............................................21
         3.3.  Optional Repayments of Revolving Credit Loans.  ..............................................21
4.  THE GROWTH LOAN FACILITY.  ..............................................................................22
         4.1.  Commitment to Lend.  .........................................................................22
         4.2.  Commitment Fee.  .............................................................................22
         4.3.  Reduction and Termination of Total Growth Loan Commitment.  ..................................22
                  4.3.1.  Optional Reduction of Total Growth Loan Commitment.................................22
                  4.3.2.  Termination of Total Growth Commitment on Term Out Date............................23
         4.4.  The Growth Loan Notes.  ......................................................................23
         4.5.  Interest on Growth Loans.  ...................................................................24
         4.6.  Requests for Growth Loans.  ..................................................................24
         4.7.  Conversion Options.  .........................................................................24
                  4.7.1.  Conversion to Different Type of Growth Loan.  .....................................24
                  4.7.2.  Continuation of Type of Growth Loan.  .............................................25
                  4.7.3.  Eurodollar Rate Loans.  ...........................................................25
         4.8.  Funds for Growth Loan.  ......................................................................25
                  4.8.1.  Funding Procedures.  ..............................................................25
                  4.8.2.  Advances by Agent.  ...............................................................26
5.  REPAYMENT OF THE GROWTH LOANS.  .........................................................................26
         5.1.  Mandatory Repayments of Growth Loans.  .......................................................26
         5.2.  Optional Repayments of Growth Loans.  ........................................................26
6.  THE TERM LOAN.  .........................................................................................27


         6.1.  Conversion of Growth Loans into the Term Loan.  ..............................................27
         6.2.  The Notes.  ..................................................................................27
         6.3.  Mandatory Payments of Principal of Term Loan..................................................27
         6.4.  Optional Prepayment of Term Loan.  ...........................................................28
         6.5.  Interest on Term Loan.  ......................................................................28
                  6.5.1.  Interest Rates.  ..................................................................28
                  6.5.2.  Interest Rate Options.  ...........................................................28
                  6.5.3.  Amounts, etc.  ....................................................................28
                  6.5.4.  Conversion from Growth Loans.  ....................................................29
7.  LETTERS OF CREDIT.  .....................................................................................29
         7.1.  Letter of Credit Commitment...................................................................29
                  7.1.1.  Commitment to Issue Letters of Credit.  ...........................................29
                  7.1.2.  Letter of Credit Applications.  ...................................................30
                  7.1.3.  Terms of Letters of Credit.  ......................................................30
         7.2.  Reimbursement Obligation of the Borrower.  ...................................................30
         7.3.  Letter of Credit Payments.  ..................................................................30
         7.4.  Obligations Absolute.  .......................................................................31
         7.5.  Reliance by Issuer.  .........................................................................31
         7.6.  Letter of Credit Fee..........................................................................31
8.  CERTAIN GENERAL PROVISIONS.  ............................................................................31
         8.1.  Underwriting Fee.  ...........................................................................31
         8.2.  Agent's Fee.  ................................................................................32
         8.3.  Funds for Payments.  .........................................................................32
                  8.3.1.  Payments to Agent.  ...............................................................32
                  8.3.2.  No Offset, etc.  ..................................................................32
         8.4.  Computations.  ...............................................................................32
         8.5.  Inability to Determine Eurodollar Rate.  .....................................................32
         8.6.  Illegality.  .................................................................................33
         8.7.  Additional Costs, etc.  ......................................................................33
         8.8.  Capital Adequacy.  ...........................................................................34
         8.9.  Certificate.  ................................................................................35
         8.10.  Indemnity.  .................................................................................35
         8.11.  Interest After Default.  ....................................................................35
                  8.11.1.  Overdue Amounts.  ................................................................35
                  8.11.2.  Amounts Not Overdue.  ............................................................36
                  8.11.3.  Letters of Credit.  ..............................................................36
         8.12.  Replacement of Individual Banks.  ...........................................................36
9.  REPRESENTATIONS AND WARRANTIES.  ........................................................................37
         9.1.  Corporate Authority.  ........................................................................37
                  9.1.1.  Existence; Good Standing.  ........................................................37
                  9.1.2.  Authorization.  ...................................................................37
                  9.1.3.  Enforceability.  ..................................................................37
         9.2.  Governmental Approvals.  .....................................................................37
         9.3.  Title to Properties; Leases.  ................................................................38
         9.4.  Financial Statements and Projections.  .......................................................38
                  9.4.1.  Financial Statements...............................................................38
                  9.4.2.  Projections.  .....................................................................38


         9.5.  No Material Changes, etc.  ...................................................................38
         9.6.  Franchises, Patents, Copyrights, etc.  .......................................................39
         9.7.  Litigation.  .................................................................................39
         9.8.  No Materially Adverse Contracts, etc.  .......................................................39
         9.9.  Compliance with Other Instruments, Laws, etc.  ...............................................39
         9.10.  Tax Status.  Each member of t................................................................39
         9.11.  No Event of Default.  .......................................................................39
         9.12.  Holding Company and Investment Company Acts.  ...............................................39
         9.13.  Absence of Financing Statements, etc.  ......................................................40
         9.14.  Employee Benefit Plans.  ....................................................................40
                  9.14.1.  In General.  .....................................................................40
                  9.14.2.  Terminability of Welfare Plans.  .................................................40
                  9.14.3.  Guaranteed Pension Plans.  .......................................................40
                  9.14.4.  Multiemployer Plans.  ............................................................41
         9.15.  Regulations U and X.  .......................................................................41
         9.16.  Chief Executive Offices.  ...................................................................41
         9.17.  Disclosure.  ................................................................................41
         9.18.  Environmental Compliance.  ..................................................................41
         9.19.  Subsidiaries, etc.  .........................................................................42
         9.20.  Fiscal Year.  ...............................................................................43
10.  AFFIRMATIVE COVENANTS.  ................................................................................43
         10.1.  Punctual Payment.  ..........................................................................43
         10.2.  Maintenance of Office.  .....................................................................43
         10.3.  Records and Accounts.  ......................................................................43
         10.4.  Financial Statements, Certificates and Information.  ........................................43
         10.5.  Notices.  ...................................................................................44
                  10.5.1.  Defaults.  .......................................................................44
                  10.5.2.  Environmental Events.  ...........................................................45
                  10.5.3.  Notice of Litigation and Judgments.  .............................................45
         10.6.  Corporate Existence; Maintenance of Properties.  ............................................45
                  10.6.1.  Existence and Conversion to Corporate Form........................................45
                  10.6.2.  Maintenance of Properties.........................................................46
         10.7.  Insurance.  .................................................................................46
         10.8.  Taxes.  .....................................................................................46
         10.9.  Inspection of Properties and Books, etc.  ...................................................46
         10.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ...................................47
         10.11.  Employee Benefit Plans.  ...................................................................47
         10.12.  Use of Proceeds.  ..........................................................................47
         10.13.  Further Assurances.  .......................................................................47
         10.14.  Conduct of Business.  ......................................................................47
11.  CERTAIN NEGATIVE COVENANTS.  ...........................................................................47
         11.1.  Restrictions on Indebtedness.  ..............................................................48
         11.2.  Restrictions on Liens.  .....................................................................49
         11.3.  Restrictions on Investments.  ...............................................................50
         11.4.  Distributions.  .............................................................................51
         11.5.  Merger, Consolidation and Disposition of Assets..............................................51
         11.6.  Sale and Leaseback.  ........................................................................52


         11.7.  Compliance with Environmental Laws.  ........................................................52
         11.8.  Employee Benefit Plans.  ....................................................................52
         11.9.  Change in Fiscal Year.  .....................................................................53
         11.10.  Changes in Terms of Partnership Documents.  ................................................53
         11.11.  Capital Expenditures.  .....................................................................53
12.  FINANCIAL COVENANTS OF THE BORROWER.  ..................................................................53
         12.1.  Minimum Fixed Charge Coverage................................................................53
         12.2.  Minimum Consolidated Tangible Net Worth.  ...................................................54
         12.3.  Maximum Leverage.  ..........................................................................54
13.  CLOSING CONDITIONS.  ...................................................................................54
         13.1.  Loan Documents.  ............................................................................54
         13.2.  Certified Copies of Charter Documents.  .....................................................54
         13.3.  Corporate and Partnership Action.  ..........................................................54
         13.4.  Incumbency Certificate.  ....................................................................54
         13.5.  UCC Search Results.  ........................................................................55
         13.6.  Certificates of Insurance.  .................................................................55
         13.7.  Solvency Certificate.  ......................................................................55
         13.8.  Opinion of Counsel.  ........................................................................55
         13.9.  Payment of Fees.  ...........................................................................55
         13.10.  Existing Debt.  ............................................................................55
14.  CONDITIONS TO ALL BORROWINGS.  .........................................................................55
         14.1.  Representations True; No Event of Default.  .................................................55
         14.2.  No Legal Impediment.  .......................................................................56
         14.3.  Governmental Regulation.  ...................................................................56
         14.4.  Proceedings and Documents.  .................................................................56
         14.5.  Additional Conditions for Growth Loans.  ....................................................56
15.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .................................................................56
         15.1.  Events of Default and Acceleration.  ........................................................56
         15.2.  Termination of Commitments.  ................................................................59
         15.3.  Remedies.  ..................................................................................59
16.  SETOFF.  ...............................................................................................60
17.  THE AGENT.  ............................................................................................60
         17.1.  Authorization.  .............................................................................60
         17.2.  Employees and Agents.  ......................................................................61
         17.3.  No Liability.  ..............................................................................61
         17.4.  No Representations.  ........................................................................61
         17.5.  Payments.  ..................................................................................62
                  17.5.1.  Payments to Agent.  ..............................................................62
                  17.5.2.  Distribution by Agent.  ..........................................................62
                  17.5.3.  Delinquent Banks.  ...............................................................62
         17.6.  Holders of Notes.  ..........................................................................63
         17.7.  Indemnity.  .................................................................................63
         17.8.  Agent as Bank.  .............................................................................63
         17.9.  Resignation.  ...............................................................................63
         17.10.  Removal of Agent.  .........................................................................63
         17.11.  Notification of Defaults and Events of Default.  ...........................................64
         17.12.  Co-Agent.  .................................................................................64


18.  EXPENSES.  .............................................................................................64
19.  INDEMNIFICATION.  ......................................................................................65
20.  SURVIVAL OF COVENANTS, ETC.  ...........................................................................65
21.  ASSIGNMENT AND PARTICIPATION.  .........................................................................66
         21.1.  Conditions to Assignment by Banks.  .........................................................66
         21.2.  Certain Representations and Warranties; Limitations; Covenants.  ............................66
         21.3.  Register.  ..................................................................................67
         21.4.  New Notes.  .................................................................................68
         21.5.  Participations.  ............................................................................68
         21.6.  Disclosure.  ................................................................................68
         21.7.  Assignee or Participant Affiliated with the Borrower.  ......................................68
         21.8.  Miscellaneous Assignment Provisions.  .......................................................69
         21.9.  Assignment by Borrower.  ....................................................................69
22.  NOTICES, ETC.  .........................................................................................69
23.  GOVERNING LAW.  ........................................................................................70
24.  HEADINGS.  .............................................................................................70
25.  COUNTERPARTS.  .........................................................................................70
26.  ENTIRE AGREEMENT, ETC.  ................................................................................71
27.  WAIVER OF JURY TRIAL.  .................................................................................71
28.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...................................................................71
29.  GUARANTY.  .............................................................................................72
         29.1.  Guaranty.....................................................................................72
         29.2.  Guaranteed Obligations.......................................................................72
         29.3.  Guaranty Absolute............................................................................72
         29.4.  Authorized Actions.  ........................................................................73
         29.5.  Effectiveness; Enforcement...................................................................73
         29.6.  Waiver.......................................................................................74
         29.7.  Subordination; Subrogation Rights............................................................74
         29.8.  Concerning Joint and Several Liability of the Guarantors.  ..................................75
         29.9.  New Guarantors.  ............................................................................77
30.  SEVERABILITY.  .........................................................................................77

                             SCHEDULES AND EXHIBITS



 Schedule 1            Banks; Revolving Credit Commitments; Growth Loan
                       Commitments
 Schedule 7.1.1        Letters of Credit
 Schedule 9.3          Title to Properties; Leases
 Schedule 9.7          Litigation
 Schedule 9.19         Subsidiaries
 Schedule 11.1         Indebtedness
 Schedule 11.2         Existing Liens
 Schedule 11.3         Existing Investments

 Exhibit A             Form of Revolving Credit Note
 Exhibit B             Form of Revolving Credit Loan Request
 Exhibit C             Form of Growth Loan Note
 Exhibit D             Form of Growth Loan Request
 Exhibit E             Form of Compliance Certificate
 Exhibit F             Form of Assignment and Acceptance

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of June 25, 1997, by and among PERKINS RESTAURANTS OPERATING COMPANY, L.P. (the "Borrower"), a Delaware limited partnership having its principal place of business at 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119, PERKINS FAMILY RESTAURANTS, L.P. ("PFR"), a Delaware limited partnership having its principal place of business at 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119, and BANKBOSTON, N.A. ("BKB"), a national banking association and the other lending institutions listed on Schedule 1 and BANKBOSTON, N.A. as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Additional Percentage.  0.125%.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to ss.10.4(d).

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. BKB acting as agent for the Banks, or such successor Agent as may be appointed pursuant to ss.17.9 hereof.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         Applicable Commitment Rate. An annual percentage rate determined as of the Closing Date for the period from the Closing Date until the end of the month in which the first Compliance Certificate under ss.10.4(d) is delivered by the Borrower to the Agent and thereafter for each Rate Adjustment Period, the Applicable Commitment Rate shall be the applicable margin per annum set forth below with respect to the ratio of Total Debt as at the end of the fiscal quarter of the Borrower ending immediately prior to the applicable Rate Adjustment Period to EBITDA for the period of four fiscal quarters then ended:


      RATIO OF TOTAL DEBT TO EBITDA         GROWTH LOANS      REVOLVING CREDIT LOANS
------------------------------------------------------------------------------------
           Less than 2.00:1.00                  0.125%           0.250%
------------------------------------------------------------------------------------
2.00:1.00 or more but less than 2.50:1.00       0.250%           0.375%
------------------------------------------------------------------------------------
            2.50:1.00 or more                   0.375%           0.500%
------------------------------------------------------------------------------------

If the Borrower shall fail to deliver any Compliance Certificate pursuant to ss.10.4(d) hereof, then for the period commencing on the Adjustment Date immediately following the date on which such Compliance Certificate is due, the Applicable Commitment Rate shall be the highest Applicable Commitment Rate set forth in the table above.

         Assignment and Acceptance.  See ss.21.1.

         Balance Sheet Date.  December 31, 1996.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.21.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         BKB.  As defined in the preamble hereto.

         BKB's Head Office. BKB's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as BKB may designate from time to time.

         Borrower.  As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by PFR or the Borrower or any of their Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which PFR, the Borrower or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Closing Date. The first date on which the conditions set forth in ss.13 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

         Co-Agent.  Barnett Bank, N.A.

         Code.  The Internal Revenue Code of 1986.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of PFR and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Earnings Before Interest and Taxes or EBIT. The consolidated earnings (or loss) from the operations of PFR and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles.

         Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and
(b) amortization expense to the extent the same would be included in the calculation of EBIT for such period, determined in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of PFR and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, plus $4,338,000 in respect of the write down of certain assets taken by the Borrower at December 31, 1993, plus up to $5,000,000 in respect of the write down of certain assets in accordance with Statement of Financial Accounting

Standards No. 121, to the extent taken by the Borrower after the Closing Date, and less the sum of:

                  (a) the total book value of all assets of PFR and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of PFR and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by PFR and its Subsidiaries during such period on all Indebtedness of PFR and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, determined in accordance with generally accepted accounting principles.

         Consolidated Total Liabilities. All liabilities of PFR and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with ss.2.7 or ss.4.7, as applicable.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Credit Approved. A Person that at the time it becomes an assignee of any Bank pursuant to ss.21 hereof (a) has a credit rating of at least of the greater of (i) BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Baa2 by Moody's Investor's Service, Inc. and
(ii) the rating, if any, issued by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or by Moody's Investor's Service, Inc. in respect of senior debt issued by the Borrower, or (b) has been approved by the Borrower and the Agent in writing to be an Eligible Assignee.

         Default.  See ss.15.1.

         Distribution. The declaration or payment of any dividend or other distribution on or in respect of any Equity Interests of a Person, other than dividends or distributions payable solely in Equity Interests of such Person of the same class; the purchase, redemption, or other retirement of any Equity Interests of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to the holders of its Equity Interests as such; or any other distribution on or in respect of any Equity Interests of a Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.7, any Growth Loan is converted or continued in accordance with ss.4.7, or all or any portion of the Term Loan is converted or continued in accordance with ss.6.5.2.

         Eligible Assignee. Any of (a) a Credit Approved commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (b) a Credit Approved savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $500,000,000, calculated in accordance with generally accepted accounting principles; (c) a Credit Approved commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD and is Credit Approved; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See ss.9.18(a).

         Equity Interests. All equity interests of a Person, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) limited liability company membership interests, (d) options, warrants, or other rights to purchase or acquire any Equity Interest, or (e) securities convertible into any Equity Interest.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and Growth Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default.  See ss.15.1.

         Fee Letter. The letter agreement dated as of March 18, 1997 between the Borrower and the Agent.

         Fixed Charge Coverage Ratio. For any period, the ratio of (a) EBITDA for such period plus Rental Expense for such period plus without duplication, non-cash charges relating to Statement of Financial Accounting Standards No. 121 and other charges not to exceed in the aggregate $3,000,000 resulting from conversion to corporate form of a type and amount approved by the Agent deducted in the calculation of Consolidated Net Income for such period to (b) the sum of Interest Expense for such period plus Rental Expense for such period plus all scheduled principal payments in respect of Indebtedness for Borrowed Money for such period, in each case determined in accordance with generally accepted accounting principles.

        General Partner, PMC.

        generally accepted accounting principles.  (a) When used in Sections
11.11 and 12, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied. In connection with the conversion of PFR and the Borrower into corporate form, the provisions of this Credit Agreement, including without limitation Sections 1.1, 11.11 and 12, shall not give effect to any purchase accounting adjustments made in connection with such conversion until this Credit Agreement shall have been appropriately amended to reflect such adoption in a manner reasonably acceptable to the parties hereto.

        Growth Loan Amount.  See Section 6.1

        Growth Loan Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Growth Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

        Growth Loan Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Growth Commitments of all the Banks.

        Growth Loan Margin. An annual percentage rate determined as of the Closing Date for the period from the Closing Date until the end of the month in which the first Compliance Certificate under Section 10.4(d) is delivered by the Borrower to the Agent and thereafter for each Rate Adjustment Period, the Growth Loan Margin shall be the applicable margin per annum set forth below with respect to the ratio of Total Debt as at the end of the fiscal quarter of the Borrower ending immediately prior to the applicable Rate Adjustment Period to EBITDA for the period of four fiscal quarters then ended:


         RATIO OF TOTAL DEBT TO EBITDA                 BASE RATE LOANS             EURODOLLAR RATE LOANS
--------------------------------------------------------------------------------------------------------
              Less than 1.00:1.00                          0.000%                          0.875%
--------------------------------------------------------------------------------------------------------
   1.00:1.00 or more but less than 1.50:1.00               0.000%                          1.125%
--------------------------------------------------------------------------------------------------------
   1.50:1.00 or more but less than 2.00:1.00               0.000%                          1.375%
--------------------------------------------------------------------------------------------------------
 2.00:1.00 or more than but less than 2.50:1.00            0.000%                          1.625%
--------------------------------------------------------------------------------------------------------
               2.50:1.00 or more                           0.375%                          1.875%
--------------------------------------------------------------------------------------------------------


If the Borrower shall fail to deliver any Compliance Certificate pursuant to ss.10.4(d) hereof, then for the period commencing on the Adjustment Date immediately following the date on which such Compliance Certificate is due, the Growth Loan Margin shall be the highest Growth Loan Margin set forth in the table above.

         Growth Loan Note Record.  A Record with respect to a Growth Loan Note.

         Growth Loan Notes.  See ss.4.4.

         Growth Loan Period. The period beginning on the Closing Date to and including the day immediately preceding the Term Out Date.

         Growth Loan Request.  See ss.4.6.

         Growth Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to ss.4.

         Guaranteed Obligations.  See ss.29.2.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. PFR and such wholly-owned Subsidiaries of PFR and of the Borrower which become parties to this Credit Agreement from time to time pursuant to ss.29.9 hereof.

         Guaranty.  See ss.29.1.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Indebtedness for Borrowed Money. With respect to any Person at any time, all indebtedness of such Person at such time, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) in respect of money borrowed or the deferred purchase price of property and services (excluding trade accounts payable), (b) in respect of any Capitalized Leases, and (c) evidenced by any loan or credit agreement, promissory note, debenture, bond, or other similar contract.

         Interest Payment Date. (a) As to any Base Rate Loan, the first day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the first day of such Interest Period, and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the first day of such Interest Period.

         Interest Expense. For any period, the expenses of PFR and its Subsidiaries for such period for interest on Indebtedness (including, without limitation, the current portion thereof) and including, without limitation, the interest component of payments under capitalized leases and commitment fees, letter of credit fees, and any other fees and expenses of the same character as the foregoing incurred in connection with the borrowing of money.

         Interest Period. With respect to each Revolving Credit Loan, each Growth Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Revolving Credit Loan Request or Growth Loan Request, as applicable, (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, such Growth Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest

         Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in ss.2.7 or ss.4.7, as applicable, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising a Growth Loan, the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments described under Indebtedness) or obligations of any Person (other than in respect of accounts receivable arising in the ordinary course of business). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and
(e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit.  See ss.7.1.1.

         Letter of Credit Application.  See ss.7.1.1.

         Letter of Credit Maturity Date. March 31, 2002, as the same may be extended by mutual agreement of the Borrower and the Agent in writing.

         Limited Partner.  PFR.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, and the Letters of Credit.

         Loans.  The Revolving Credit Loans, the Growth Loans, and the Term
Loan.

         Majority Banks. As of any date, any combination of Banks, excluding Delinquent Banks, holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Growth Loan Commitments and Revolving Credit Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Notes.  The Growth Loan Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Partnership Documents. The limited partnership agreements of each of PFR and the Borrower, including all exhibits to each of such agreements and the certificates of limited partnership of each of PFR and the Borrower.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perkins Group. The General Partner, the Guarantors, the Borrower, and the Borrower's Subsidiaries.

         Permitted Acquisition.  See ss.11.5(c) hereof.

         Permitted Liens. Liens, security interests and other encumbrances permitted by ss.11.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PFR.  As defined in the preamble hereto.

         PMC. Perkins Management Company, Inc., a Delaware corporation and the sole general partner of each of PFR and the Borrower.

         PRI.  Perkins Restaurants, Inc., a Minnesota corporation.

         Pro Forma Basis. In connection with any proposed Permitted Acquisition, the calculation of compliance with the financial covenants described in ss.11.5(c) hereof by the Borrower and its Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent, of such Person and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in (a), (b) and (c) below; and, following a Permitted Acquisition, the calculation of compliance with the covenants set forth in ss.ss.11.11, 12.1, 12.2 and 12.3 for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent of the Person so acquired and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in (a), (b) and (c) below:

                  (a) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (b) all Indebtedness assumed to have been incurred pursuant to the preceding clause (a) shall be deemed to have borne interest at the
         (i) the arithmetic mean of (A) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (B) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (ii) the Eurodollar Rate Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

                  (c) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         Rate Adjustment Period. Each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reimbursement Obligation. The Borrower's obligation to reimburse BKB on account of any drawing under any Letter of Credit as provided in ss.7.2.

         Rental Expense. For any period, the expenses of PFR and its Subsidiaries for such period in respect of obligations under any rental agreements or leases of real or personal property, other than obligations in respect of capitalized leases, net of rental income derived from subleases of such property.

         Replacement Bank.  See ss.8.12 hereof.

         Revolver Period. The period beginning on the Closing Date to and including the day immediately preceding the Revolving Credit Loan Maturity Date.

         Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Revolving Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving Credit Commitments of all of the Banks.

         Revolving Credit Loan Maturity Date.  See ss.2.3.3.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to ss.2.

         Revolving Credit Margin. An annual percentage rate determined as of the Closing Date for the period from the Closing Date until the end of the month in which the first Compliance Certificate under ss.10.4(d) is delivered by the Borrower to the Agent and thereafter for each Rate Adjustment Period, the Revolving Credit Margin shall be the applicable margin per annum set forth below with respect to the ratio of Total Debt as at the end of the fiscal quarter of the Borrower ending immediately prior to the applicable Rate Adjustment Period to EBITDA for the period of four fiscal quarters then ended:



-------------------------------------------------------------------------------------------------------------
           RATIO OF TOTAL DEBT TO EBITDA                   BASE RATE LOANS              EURODOLLAR RATE LOANS
                Less than 1.00:1.00                             0.00%                           0.75%
-------------------------------------------------------------------------------------------------------------
     1.00:1.00 or more but less than 1.50:1.00                  0.00%                           1.00%
-------------------------------------------------------------------------------------------------------------
     1.50:1.00 or more but less than 2.00:1.00                  0.00%                           1.25%
-------------------------------------------------------------------------------------------------------------
   2.00:1.00 or more than but less than 2.50:1.00               0.00%                           1.50%
-------------------------------------------------------------------------------------------------------------
                 2.50:1.00 or more                              0.25%                           1.75%
-------------------------------------------------------------------------------------------------------------


If the Borrower shall fail to deliver any Compliance Certificate pursuant to ss.10.4(d) hereof, then for the period commencing on the Adjustment Date immediately following the date on which such Compliance Certificate is due, the Revolving Credit Margin shall be the highest Revolving Credit Margin set forth in the table above.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See ss.2.4.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Substituted Bank.  See ss.8.12 hereof.

         Term Loan. The principal amount of Growth Loans Outstanding on the Term Out Date which have been converted into a term loan pursuant to ss.6.1 hereof.

         Term Loan Maturity Date.  The fourth anniversary of the Term Out Date.

         Term Loan Percentage. With respect to each Bank, such Bank's percentage of the Term Loan Outstanding on the Term Out Date owed to such Bank.

         Term Out Date.  See ss.4.3.2 hereof.

         Term Out Period. The period beginning on the Term Out Date and ending on the date on which the Growth Loans have been indefeasibly repaid in full in cash.

         Test Period. (a) In connection with the calculation of financial covenant compliance on a Pro Forma Basis as required by ss.11.5(c)(v) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition for which financial information is available, and (b) in connection with the calculation of the covenants set forth in ss.ss.11.11, 12.1, 12.2 and 12.3 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

         Total Commitment. The sum of the Total Growth Loan Commitment and the Total Revolving Credit Commitment as in effect from time to time.

         Total Debt. All Indebtedness for Borrowed Money of PFR and its Subsidiaries determined in accordance with generally accepted accounting principles.

         Total Growth Loan Commitment. The sum of the Growth Loan Commitments of the Banks, as in effect from time to time.

         Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

         Type. As to any Revolving Credit Loan or Growth Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse BKB on the date specified in, and in accordance with, ss.7.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment provided the Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Revolving Credit Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.13 and ss.14, in the case of the initial Revolving Credit

Loans to be made on the Closing Date, and ss.14, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee in an amount equal to the Applicable Commitment Rate on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment exceeds the Outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1997, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

         2.3.  REDUCTION AND TERMINATION OF TOTAL REVOLVING CREDIT COMMITMENT.

               2.3.1.  MANDATORY REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT.

                           (a) At the close of business on the first day of
                  October 1998 and each following July and October thereafter, the Total Revolving Credit Commitment shall be automatically and permanently reduced by increments of $600,000 each.

                           (b) At the close of business on the first day of
                  January 1999 and each following April and January thereafter, the Total Revolving Credit Commitment shall be automatically and permanently reduced by increments of $400,000 each.

                           (c) Any remaining Total Revolving Credit Commitment
                  shall terminate on the Revolving Credit Loan Maturity Date.

                  2.3.2. OPTIONAL REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT. Subject to ss.8.10, the Borrower shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $1,000,000 or integral multiples of $250,000 in excess thereof, or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3.2, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

                  2.3.3. TERMINATION OF TOTAL REVOLVING CREDIT COMMITMENT ON REVOLVING CREDIT LOAN MATURITY DATE. Unless terminated earlier pursuant to the provisions of ss.2.3.2 or ss.15.2 hereof, the Total Revolving Credit Commitment shall be in effect until the end of the Revolver Period. On the Revolving Credit Loan Maturity Date, no Bank shall have any further commitment to make Revolving Credit Loans to the Borrower. The "Revolving Credit Loan Maturity Date" shall initially be March 31, 2002 and may be extended from time to time as set forth below. The Borrower may request in writing to the Banks, no earlier than March 31 and no later than June 30 in any year, a one-year extension of the Revolver Period and the corresponding mandatory reductions specified in ss.2.3.1. A consent, if any, to the extension of the Revolver Period shall be given by the Banks no later than sixty (60) days following the Banks' receipt of the Borrower's written request for extension, provided that if any Bank does not respond to the Borrower's request on or prior to the date which is sixty (60) days following the Banks' receipt of the Borrowers' written request for extension, such Bank shall be deemed to have refused such request to extend the Revolver Period. If the Banks (including the Replacement Bank, if applicable) approve, in their sole discretion, such request in writing (the Banks agreeing to inform the Borrower of such approval or refusal to approve no later than sixty (60) days following the Banks' receipt of the Borrower's written request for extension), then the Revolving Credit Loan Maturity Date shall be deemed to be the next anniversary of the Revolving Credit Loan Maturity Date then in effect or such other date as all of the Banks may agree. The Borrower may take the actions permitted by ss.8.12 to replace any Bank that fails to agree to such extension. Nothing contained herein shall be deemed to limit the discretion of the Banks to determine whether or not to extend the Revolving Credit Loan Maturity Date.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the Outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in ss.8.11,

                  (a) Each Revolving Credit Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at an annual rate equal to the sum of (i) the Base Rate plus (ii) the Revolving Credit Margin, as in effect from time to time while such Base Rate Loan is Outstanding.

                  (b) Each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at an annual rate equal to the sum of (i) the Eurodollar Rate plus (ii) the Revolving Credit Margin, as in effect from time to time while such Eurodollar Rate Loan is Outstanding.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") (a) prior to 12:00 Noon (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) prior to 12:00 Noon (Boston time) on the second Eurodollar Business Day prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (w) the principal amount of the Revolving Credit Loan requested, (x) the proposed Drawdown Date of such Revolving Credit Loan, (y) the Interest Period for such Revolving Credit Loan and (z) the Type of such Revolving Credit Loan. Upon receipt of any such notice, the Agent shall notify each of the Banks thereof prior to 1:00 p.m. (Boston time) on the same day of the receipt of such notice. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Revolving Credit Loan Request shall be in a minimum aggregate amount of $250,000 or an integral multiple thereof.

         2.7.  CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any Outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election;
         (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7.2 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Revolving Credit Loans that are Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Revolving Credit Loans that are Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $250,000 in excess thereof. At no time shall there be more than four (4) Revolving Credit Loans that are Eurodollar Rate Loans having different Interest Periods.

         2.8.  FUNDS FOR REVOLVING CREDIT LOANS.

                  2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit

         Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the Outstanding amount of the Revolving Credit Loans exceeds the Total Revolving Credit Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Revolving Credit Loans. Each prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. Subject to ss.8.10, the Borrower shall have the right, at its election, to repay the Outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Agent, no later than 12:00 Noon, Boston time, on the date of any proposed prepayment prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and no later than 12:00 Noon, Boston time, two (2) Eurodollar Business Days prior to the date of any proposed repayment, prior written notice of any proposed prepayment pursuant to this ss.3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $500,000 or a whole multiple of $250,000 in excess thereof and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                          4. THE GROWTH LOAN FACILITY.

         4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time upon notice by the Borrower to the Agent given in accordance with ss.4.6, such sums as are requested by the Borrower up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Growth Loan Commitment provided that the sum of the Outstanding amount of the Growth Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Growth Loan Commitment. The Growth Loans shall be made pro rata in accordance with each Bank's Growth Loan Commitment Percentage. Each request for a Growth Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.13 and ss.14, in the case of the initial Growth Loans to be made on the Closing Date, and ss.14, in the case of all other Growth Loans, have been satisfied on the date of such request.

         4.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Growth Loan Commitment Percentages a commitment fee calculated in an amount equal to the Applicable Commitment Rate on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Term Out Date by which the Total Growth Loan Commitment exceeds the Outstanding amount of Growth Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1997, with a final payment on the Term Out Date or any earlier date on which the Growth Loan Commitments shall terminate.

         4.3.  REDUCTION AND TERMINATION OF TOTAL GROWTH LOAN COMMITMENT.

                  4.3.1. OPTIONAL REDUCTION OF TOTAL GROWTH LOAN COMMITMENT. Subject to ss.8.10, the Borrower shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the

         Agent to reduce by $1,000,000 or an integral multiple of $250,000 thereof or terminate entirely the Total Growth Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Growth Loan Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.4.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Growth Loan Commitments may be reinstated.

                  4.3.2. TERMINATION OF TOTAL GROWTH COMMITMENT ON TERM OUT DATE. Unless terminated earlier pursuant to the provisions of ss.4.3.1 or ss.15.2 hereof, the Total Growth Loan Commitment shall be in effect during the Growth Loan Period. On the Term Out Date, no Bank shall have any further commitment to make Growth Loans to the Borrower and the Outstanding aggregate principal amount of the Growth Loans shall convert into the Term Loan in accordance with ss.6.1 hereof. The "Term Out Date" shall initially be March 31, 2000 and may be extended from time to time as set forth below. The Borrower may request in writing to the Banks, no earlier than the March 31 and no later than the June 30 prior to the Term Out Date then in effect, a one-year extension of the Growth Loan Period. A consent, if any, to the extension of the Growth Loan Period shall be given by the Banks no later than sixty (60) days following the Banks' receipt of the Borrower's written request for extension, provided that if any Bank does not respond to the Borrower's request on or prior to the date which is sixty (60) days following the Banks' receipt of the Borrowers' written request for extension, such Bank shall be deemed to have refused such request to extend the Growth Loan Period. If the Banks (including the Replacement Bank, if applicable) approve, in their sole discretion, such request in writing (the Banks agreeing to inform the Borrower of such approval or refusal to approve no later than sixty (60) days following the Banks' receipt of the Borrower's written request for extension), then the Term Out Date shall be deemed to be the next anniversary of the Term Out Date then in effect or such other date as the Banks may agree. The Borrower may take the actions permitted by ss.8.12 to replace any Bank that fails to agree to such extension. Nothing contained herein shall be deemed to limit the discretion of the Banks to determine whether or not to extend the Term Out Date.

         4.4. THE GROWTH LOAN NOTES. The Growth Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Growth Loan Note"), dated as of the Closing Date and completed with appropriate insertions. One Growth Loan Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Growth Loan Commitment or, if less, the Outstanding amount of all Growth Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Growth Loan or at the time of receipt of any payment of principal on such Bank's Growth Loan Note, an appropriate notation on such Bank's Growth Loan Note Record reflecting the making of such Growth Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Growth Loans set forth on such Bank's Growth Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Growth Loan Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Growth Loan Note to make payments of principal of or interest on any Growth Loan Note when due.

         4.5. INTEREST ON GROWTH LOANS. Except as otherwise provided in ss.8.11,

                  (a) Each Growth Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at an annual rate equal to the sum of (i) the Base Rate plus (ii) the Growth Loan Margin, as in effect from time to time while such Base Rate Loan is Outstanding.

                  (b) Each Growth Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at an annual rate equal to the sum of (i) the Eurodollar Rate plus (ii) the Growth Loan Margin, as in effect from time to time while such Eurodollar Rate Loan is Outstanding.

                  (c) The Borrower promises to pay interest on each Growth Loan in arrears on each Interest Payment Date with respect thereto.

         4.6. REQUESTS FOR GROWTH LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in a writing in the form of Exhibit D hereto) of each Growth Loan requested hereunder (a "Growth Loan Request") no less than (a) prior to 12:00 Noon, Boston time, on the proposed Drawdown Date of any Base Rate Loan and (b) 12:00 Noon, Boston time, two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (w) the principal amount of the Growth Loan requested, (x) the proposed Drawdown Date of such Growth Loan, (y) the Interest Period for such Growth Loan and (z) the Type of such Growth Loan. Upon receipt of any such notice, the Agent shall notify each of the Banks thereof prior to 1:00 p.m. (Boston time) on the same day of the receipt of such notice Each Growth Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $250,000 or an integral multiple thereof.

         4.7.  CONVERSION OPTIONS.

                  4.7.1. CONVERSION TO DIFFERENT TYPE OF GROWTH LOAN. The Borrower may elect from time to time to convert any Outstanding Growth Loan to a Growth Loan of another Type, provided that (a) with respect to any such conversion of a Growth Loan to a Base Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election;
         (c) with respect to any such conversion of a Eurodollar Rate Loan into a Growth Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Growth Loan Commitment Percentage of such Growth Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Growth Loans of any Type may be converted into a Growth Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Conversion Request relating to the conversion of a Growth Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  4.7.2. CONTINUATION OF TYPE OF GROWTH LOAN. Any Growth Loan of any Type may be continued as a Growth Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.4.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.4.7 is scheduled to occur.

                  4.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Growth Loans that are Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Loans that are Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $250,000 in excess thereof. With respect to Growth Loans that are Eurodollar Rate Loans having different Interest Periods, at no time shall there be more than two (2) such Loans.

         4.8.  FUNDS FOR GROWTH LOAN.

                  4.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Growth Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Growth Loan Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Growth Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Growth Loan Commitment Percentage of the requested Growth Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Growth Loan Commitment Percentage of any requested Growth Loans.

                  4.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Growth Loan Commitment Percentage of the Growth Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Growth Loan Commitment Percentage of such Growth Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Growth Loan Commitment Percentage of such Growth Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Growth Loan Commitment Percentage of such Growth Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Growth Loans made on such Drawdown Date.

                        5. REPAYMENT OF THE GROWTH LOANS.

         5.1. MANDATORY REPAYMENTS OF GROWTH LOANS. If at any time the Outstanding amount of the Growth Loans exceeds the Total Growth Loan Commitment then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Outstanding Growth Loans. Each prepayment of Growth Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Growth Loan Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         5.2. OPTIONAL REPAYMENTS OF GROWTH LOANS. The Borrower shall have the right, at its election, subject to ss.8.10, to repay the Outstanding amount of the Growth Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Agent, no later than 12:00 Noon, Boston time, on the date of any proposed prepayment prior written notice of any proposed prepayment pursuant to this ss.5.2 of Base Rate Loans, and two (2) Eurodollar Business Days notice of any proposed prepayment pursuant to this ss.5.2 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Growth Loans and the principal amount to be prepaid. Each such partial prepayment of the Growth Loans shall be in an amount equal to $500,000 or an integral multiple of $250,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Growth Loan Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                6. THE TERM LOAN.

         6.1. CONVERSION OF GROWTH LOANS INTO THE TERM LOAN. Upon the occurrence of the Term Out Date, subject to the terms and conditions contained herein, an amount equal to the sum of the aggregate amount of Growth Loans Outstanding on such date (the "Growth Loan Amount") shall automatically convert into the Term Loan. The portion of the Term Loan owed to each Bank shall be equal to the portion of the then Outstanding Growth Loans owing to such Bank. On the Term Out Date, Schedule 1 hereto shall be revised to reflect the Term Loan Percentage of each of the Banks.

         6.2. THE NOTES. The Term Loan shall be evidenced by the Growth Loan Notes executed and delivered to the Banks in accordance with ss.4.4. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Growth Loan Note Record reflecting the original principal amount of such Bank's portion of the Term Loan and, at or about the time of such Bank's receipt of any principal payment of the Term Loan, an appropriate notation on such Bank's Growth Loan Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Growth Loan Note Record shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Growth Loan Note Record shall not affect the actual amount of the obligations of the Borrower hereunder or under any Growth Loan Note to make payments of principal of and interest on any Growth Loan Note when due.

         6.3. MANDATORY PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in sixteen (16) consecutive equal quarterly payments of principal, with each such quarterly payment to be equal to the product of (a) 6.25% times (b) the Growth Loan Amount, such installments to be due and payable on the first day of each calendar quarter of each calendar year, commencing on the last day of the quarter in which the Term Out Date occurs, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         6.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon written notice to the Agent of such prepayment no later than 12:00 Noon (x) on the date of such election with respect to Base Rate Loans and (y) at least two (2) Eurodollar Business Days prior written notice of such election with respect to Eurodollar Rate Loans, without premium or penalty, provided that (a) each partial prepayment shall be in a minimum principal amount equal to $500,000 or an integral multiple of $250,000 in excess thereof subject to ss.8.10, (b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this ss.6.4 except on the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective Outstanding amount of each Bank's Growth Loan Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. All interest accrued to the date of prepayment shall be paid on the earlier to occur of the next Interest Payment Date occurring as if such Term Loan had not been prepaid or, if earlier, on the Term Loan Maturity Date. No amount repaid with respect to the Term Loan may be reborrowed.

         6.5.  INTEREST ON TERM LOAN.

                  6.5.1. INTEREST RATES. From and after the Term Out Date, except as otherwise provided in ss.8.11 hereof, (a) to the extent that all or any portion of the Term Loan is a Base Rate Loan, the Term Loan on such portion shall bear interest during the applicable Interest Period at the rate per annum equal to the Base Rate plus the Growth Loan Margin plus the Additional Percentage, and (b) to the extent that all or any portion of the Term Loan is a Eurodollar Rate Loan, the Term Loan on such portion shall bear interest during the applicable Interest Period at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Growth Loan Margin plus the Additional Percentage. The Borrower promises to pay interest on each Base Rate Loan and each Eurodollar Rate Loan Outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                  6.5.2. INTEREST RATE OPTIONS. After each of the Growth Loans shall have been converted into a portion of the Term Loan, the provisions of ss.4.7 hereof shall apply (with the necessary changes in points of detail) with respect to each such portion of the Term Loan so that the Borrower may have the same interest rate options with respect to each such portion of the Term Loan as it would be entitled to with respect to the Growth Loans.

                  6.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at a rate calculated by reference to the Eurodollar Rate relating to any Interest Period shall be in a minimum amount of $500,000; provided, however, that the Borrower may have one Eurodollar Rate Loan with respect to the Term Loan in an amount less than $500,000, which shall (a) be in a minimum amount of $250,000, (b) be in an amount equal to the next maturing installment of the principal on the Term Loan, and (c) have an Interest Period ending not later than the due date of such installment. No Interest Period relating to any portion of the Term Loan bearing interest at a rate calculated by reference to the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a rate calculated by reference to the Base Rate.

                  6.5.4. CONVERSION FROM GROWTH LOANS. On the Term Out Date, the portions of the Term Loan into which any Growth Loans were converted shall continue to be the same Type of Loan for the applicable Interest Periods elected with respect thereto and the Borrower shall pay interest on the applicable Interest Payment Dates with respect thereto, provided, that any change in the interest rate spreads over the interest rate applicable to any of the Loans, resulting from the conversion of the Growth Loans into a portion of the Term Loan shall be effective as of the Term Out Date.

                              7. LETTERS OF CREDIT.

         7.1.  LETTER OF CREDIT COMMITMENT.

                  7.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on BKB's customary form (a "Letter of Credit Application"), BKB upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by BKB; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time. Notwithstanding the foregoing, BKB shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of BKB that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or
         (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary. The letters of credit issued by BKB under the Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 29, 1994 (as amended and in effect as of the Closing Date) by and among the Borrower, PFR, Bank of Tokyo, Ltd., Atlanta Agency, First American National Bank, the other banking institutions party thereto, and BKB, individually and as Agent for the

         Banks, a list of which is attached hereto as Schedule 7.1.1 shall be Letters of Credit under this Credit Agreement.

                  7.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of BKB. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  7.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Letter of Credit Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         7.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce BKB to issue, extend and renew each Letter of Credit the Borrower hereby agrees to reimburse or pay to BKB, with respect to each Letter of Credit issued, extended or renewed by BKB hereunder,

                  (a) except as otherwise expressly provided in ss.7.2(b), on each date that any draft presented under such Letter of Credit is honored by BKB, or BKB otherwise makes a payment with respect thereto,
         (i) the amount paid by BKB under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by BKB in connection with any payment made by BKB under, or with respect to, such Letter of Credit,

                  (b) upon the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by BKB as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to BKB at BKB's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.7.2 at any time from the date such amounts become due and payable (whether as stated in this ss.7.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to BKB on demand at the rate specified in ss.8.11 for overdue principal on the Loans.

         7.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, BKB shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of BKB to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         7.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this ss.7 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against BKB or any beneficiary of a Letter of Credit. The Borrower further agrees with BKB that BKB shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.7.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. BKB shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by BKB under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of BKB to the Borrower.

         7.5. RELIANCE BY ISSUER. To the extent not inconsistent with ss.7.4, BKB shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by BKB.

         7.6. LETTER OF CREDIT FEE. With respect to each Letter of Credit issued hereunder, the Borrower shall pay to BKB for its own account an annual fee (the "Letter of Credit Fee") for each Letter of Credit calculated at the rate offered by BKB to the Borrower with respect to such Letter of Credit provided such Letter of Credit Fee shall not exceed one percent (1%) plus BKB's customary processing and issuance fee. The Letter of Credit Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the quarter then ended, commencing on October 1, 1997, and on the Letter of Credit Maturity Date. In addition, a fronting fee of one-eighth of one percent (1/8%) shall be payable to BKB.

                         8. CERTAIN GENERAL PROVISIONS.

         8.1. UNDERWRITING FEE. The Borrower agrees to pay to the Agent on the Closing Date an underwriting fee in the amount set forth in the Fee Letter.

         8.2. AGENT'S FEE. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Agent's fee in the amount set forth in the Fee Letter.

         8.3.  FUNDS FOR PAYMENTS.

                  8.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  8.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         8.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Growth Loan Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such Outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         8.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Revolving Credit Loan Request, Growth Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         8.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then Outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.8.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         8.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Revolving Credit Commitment, such Bank's Growth Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Revolving Credit Commitment or Growth Loan Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Revolving Credit Commitment or Growth Loan Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans, such Bank's Revolving Credit Commitment or Growth Loan Commitment, or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Revolving Credit Commitment or Growth Loan Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. The Borrower may take the actions permitted by ss.8.12 to replace any Bank requiring the Borrower to pay additional costs incurred under this ss.8.7.

         8.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation; provided, however, that the Borrower may take the actions permitted by ss.8.12 to replace such Bank. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         8.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.8.7 or 8.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         8.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Revolving Credit Loan Request, Growth Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to ss.6) or a Conversion Request relating thereto in accordance with ss.2.6, or ss.2.7 or (b) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         8.11.  INTEREST AFTER DEFAULT.

                  8.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the rate of interest otherwise applicable to such Loans until such amount shall be paid in full (after as well as before judgment).

                  8.11.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Banks pursuant to ss.28, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans.

                  8.11.3. LETTERS OF CREDIT. The Unpaid Reimbursement Obligations and (to the extent permitted by law) unpaid interest thereon (as provided in this sentence) shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         8.12.  REPLACEMENT OF INDIVIDUAL BANKS.

                  (a) Upon the occurrence of any of the events referenced in ss.2.3.3, 4.3.2, 8.7 and 8.8 giving rise to the Borrower's rights to replace a Bank, the Borrower may (provided that at the time no Default or Event of Default exists or would result after giving effect to the Borrower's action) require such Bank (the "Substituted Bank") to assign all of its Loans, its Revolving Credit Commitment and its Growth Loan Commitment (i) to another Bank hereunder which (A) has committed to purchase such Loans, such Revolving Credit Commitment and such Growth Loan Commitment pursuant to the provisions of ss.21 and (B) agrees to the proposed extension, or if no such Bank exists, (ii) to an Eligible Assignee approved by the Agent which (A) has committed to purchase such Loans, such Revolving Credit Commitment and such Growth Loan Commitment pursuant to the provisions of ss.21 and (B) agrees to the proposed extension (such Bank in the case of clause (i) or such Eligible Assignee in the case of clause (ii) referred to herein as the "Replacement Bank")

                  (b) At least sixty (60) days prior to the Revolving Credit Loan Maturity Date or the Term Out Date, as applicable (without giving effect to the requested extension), the Substituted Bank shall have assigned pursuant to ss.21 of this Credit Agreement the Loans, the Revolving Credit Commitment and the Growth Loan Commitment of such Substituted Bank to the Replacement Bank and such Replacement Bank shall have purchased and accepted the Loans, the Revolving Credit Commitment and the Growth Loan Commitment of the Substituted Bank and shall have become a Bank under this Credit Agreement, having a Revolving Credit Commitment, Loan Commitment, and Growth Term Loan Percentage (as applicable) in the amount of such Substituted Bank's Revolving Credit Commitment, Growth Loan Commitment, and Term Loan Percentage and such Replacement Bank shall have simultaneously funded all such Loans prepaid hereunder. Additionally, the Borrower may, but only with the consent of all remaining Banks, remove any Bank that fails to agree to an extension under ss.ss.2.3.2 and 4.3.2 by prepaying in full all Loans and other obligations owing by the Borrower to a Substituted Bank in conjunction with a reduction of the Total

         Revolving Credit Commitment pursuant to ss.2.3.2, a reduction of the Total Growth Commitment pursuant to ss.4.3.2, and a prepayment of all Outstanding Loans owing to the Substituted Bank.

                       9. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         9.1.  CORPORATE AUTHORITY.

                  9.1.1. EXISTENCE; GOOD STANDING. Each member of the Perkins Group (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (b) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation or partnership, as applicable, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Person.

                  9.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any member of the Perkins Group is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or partnership authority (as applicable) of such Person, (b) have been duly authorized by all necessary corporate or partnership proceedings (as applicable), (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (d) do not conflict with any provision of the corporate charter or bylaws of, or of the certificate of limited partnership or partnership agreement of, or any agreement or other instrument binding upon, such Person.

                  9.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any member of the Perkins Group is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         9.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by each of the members of the Perkins Group of this Credit Agreement and the other Loan Documents to which each such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         9.3 Title to Properties; Leases. Except as indicated on Schedule 9.3 hereto, PFR and its Subsidiaries lease (to the extent so described in such consolidated balance sheet or the notes thereto) or own all of the assets reflected in the consolidated balance sheet of PFR and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         9.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

                  9.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of PFR and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flows of PFR and its Subsidiaries for the fiscal year then ended, accompanied by a report and unqualified opinion of Arthur Andersen LLP or by another nationally recognized firm of independent certified public accountants satisfactory to the Agent. Such balance sheet and statements of income and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  9.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1997 to 2000 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein, it being understood that the projections are not guaranties of results and that actual results will vary from the projections.

         9.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of PFR and its Subsidiaries as shown on or reflected in the consolidated balance sheet of PFR and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of income and cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of PFR or any of its Subsidiaries. Since the Balance Sheet Date, neither PFR nor any of its Subsidiaries has made any Distribution not permitted under the terms of this Credit Agreement.

         9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of PFR and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         9.7. LITIGATION. Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against PFR or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of PFR and its Subsidiaries or materially impair the right of PFR and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of PFR and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. No member of the Perkins Group is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of PFR and its Subsidiaries. No member of the Perkins Group is a party to any contract or agreement that has or is expected, in the judgment of the officers of the Perkins Group, to have any materially adverse effect on the business of PFR and its Subsidiaries.

         9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. No member of the Perkins Group is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of PFR and its Subsidiaries.

         9.10. TAX STATUS. Each member of the Perkins Group (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         9.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. No member of the Perkins Group is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         9.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of PFR or any of its Subsidiaries or any rights relating thereto.

         9.14.  EMPLOYEE BENEFIT PLANS.

                  9.14.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  9.14.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                  9.14.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  9.14.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         9.15. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used to refinance existing debt and contingent obligations, fund certain distributions permitted under ss.11.4 to equityholders in the form of dividends or stock buybacks, unit growth and acquisitions, and for other working capital and general corporate and partnership purposes. The proceeds of the Growth Loans shall be used only to finance the purchase price of (a) Perkins restaurants acquired by the Borrower from franchisees and (b) similar operating restaurants. The Borrower will obtain Letters of Credit solely for working capital and general corporate and partnership purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         9.16. CHIEF EXECUTIVE OFFICES. Until the Agent receives notice of a change, the chief executive offices of PFR and the Borrower shall be located at 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119.

         9.17. DISCLOSURE. No representation or warranty made by PFR or the Borrower in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks, by or on behalf of PFR or any Subsidiary thereof in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to PFR or the Borrower which materially adversely affects, or which would, in the reasonable judgment of the Borrower, materially adversely affect in the reasonable foreseeable future the financial position, business, operations or affairs of each of PFR and the Borrower.

         9.18. ENVIRONMENTAL COMPLIANCE. The Perkins Group has taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, has determined that:

                  (a) none of the Perkins Group or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation individually or in the aggregate would have a material adverse effect on the environment or the business, assets or financial condition of PFR or any of its Subsidiaries; and

                  (b) none of the Perkins Group has received notice from any third party including, without limitation, any federal, state or local governmental authority, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any Environmental Laws.

         9.19.  SUBSIDIARIES, ETC.

                  (a) Schedule 9.19 hereto, sets forth all of the Subsidiaries of the Borrower. Except as set forth on Schedule 9.19 hereto, none of the Borrower, PFR and any of their Subsidiaries is engaged in any joint venture or partnership with any other Person. All wholly-owned Subsidiaries of the Borrower and of PFR are parties to the Guaranty.

                  (b) On and as of the Closing Date (i) the Borrower has no Subsidiaries, and (ii) except for the Borrower, PFR has no Subsidiaries.

                  (c) On and as of the Closing Date, except as permitted by ss.11.3(h) hereof, the Borrower does not own or hold of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations and no legal and/or beneficial interests in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise. Except for its general partnership interests in the Borrower and PFR, the General Partner does not own or hold of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any corporations and no legal and/or beneficial interests in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

                  (d) On and as of the Closing Date, no Person has any partnership or other equity ownership interest in the Borrower, or any right to acquire such interest, except for the General Partner and the Limited Partner who collectively own and hold all of the partnership interests in the Borrower.

                  (e) On and as of the Closing Date, PFR owns no assets, and conducts no business, other than in respect of holding Equity Interests in the Borrower constituting 99% of the entire Equity Interests of the Borrower.

                  (f) On and as of the Closing Date, the General Partner owns no assets and conducts no business, other than acting as general partner of, and holding 1% general partnership interests in, each of PFR and the Borrower.

         9.20. FISCAL YEAR. Each of PFR and the Borrower has a fiscal year ending December 31 of each year.


                           10. AFFIRMATIVE COVENANTS.

         Each of PFR and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding or any Bank has any obligation to make any Loans or BKB has any obligation to issue, extend or renew any Letters of Credit:

         10.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the underwriting fee, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         10.2. MAINTENANCE OF OFFICE. PFR and the Borrower will maintain their chief executive offices in Memphis, Tennessee, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         10.3. RECORDS AND ACCOUNTS. PFR will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         10.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of PFR and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen LLP or by other independent certified public accountants of nationally recognized standing, selected by the General Partner, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of PFR and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of PFR and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) promptly upon request therefor by the Agent, copies of all management letters of substance and other material reports of substance which are submitted to PFR or the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower, PFR or their Subsidiaries made by such accountants;

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the General Partner in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.12 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date as well as calculation for the purpose for determining the Applicable Commitment Rate, the Eurodollar Rate Margin and the Growth Loan Margin;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission by the Perkins Group or sent to the limited partners of the Borrower and PFR; and;

                  (f) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

         10.5.  NOTICES.

                  10.5.1. DEFAULTS. PFR will, and will cause each of its Subsidiaries to, promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which PFR or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  10.5.2. ENVIRONMENTAL EVENTS. PFR will, and will cause each of its Subsidiaries to, promptly give notice to the Agent (a) of any violation of any Environmental Law that PFR or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of PFR and its Subsidiaries, taken as a whole.

                  10.5.3. NOTICE OF LITIGATION AND JUDGMENTS. PFR will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting PFR or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against PFR or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on PFR or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. PFR will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

         10.6.  CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.

                  10.6.1. EXISTENCE AND CONVERSION TO CORPORATE FORM. Each of PFR and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and the corporate and existence rights and franchises (as applicable), of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or limited liability partnership. Notwithstanding anything herein to the contrary, each of the Borrower and PFR shall have the right at any time to convert from partnership form to corporate form (and have The Restaurant Company merge with and into PFR) upon not less than thirty (30) days prior notice to the Agent, provided (a) such Person as converted is a corporation duly organized and validly existing under the laws of a state of the United States with full corporate power to perform and observe the obligations of such Person under the Loan Documents; (b) the charter documents and capital structure of such Person as converted, and all documentation relating to the conversion, are provided to the Banks and the Agent not less than thirty (30) days prior to the effective date of the conversion and are reasonably satisfactory to the Banks and the Agent;
         (c) such Person as converted shall enter into documents, reasonably satisfactory in form and substance to the Banks and the Agent, expressly assuming the obligations of such Person under the Loan Documents; and (d) such Person shall deliver to the Banks and the Agent legal opinions, from counsel reasonably satisfactory to the Banks and the Agent and in form and substance reasonably satisfactory to the Banks and the Agent, as to the assumption of the obligations of such Person under the Loan Documents after the conversion of such Person.

                  10.6.2. MAINTENANCE OF PROPERTIES. Each of PFR and its Subsidiaries (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of PFR may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.10.6 shall prevent any member of the Perkins Group from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of PFR, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of PFR and its Subsidiaries on a consolidated basis.

         10.7. INSURANCE. PFR will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         10.8. TAXES. PFR will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if PFR or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that PFR and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         10.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. PFR shall permit the Banks, through the Agent or any of the Agent's designated representatives, to visit and inspect any of the properties of PFR or any of its Subsidiaries, to examine the books of account of PFR and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of PFR and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

         10.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. PFR will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that PFR or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which PFR or such Subsidiary is a party, PFR will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         10.11. EMPLOYEE BENEFIT PLANS. The Borrower will, upon the request of the Agent, (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         10.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans to refinance existing debt and contingent obligations, fund certain distributions permitted under ss.11.4 to equityholders, unit growth and acquisitions, and for other working capital and general corporate and partnership purposes. The proceeds of the Growth Loans shall be used only to finance the purchase price of (a) Perkins restaurants acquired by the Borrower from franchisees and (b) similar operating restaurants. The Borrower will obtain Letters of Credit solely for working capital and general corporate and partnership purposes.

         10.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         10.14. CONDUCT OF BUSINESS. PFR will, and will cause its Subsidiaries to, continue to engage only in the business of operating restaurants and in businesses and activities closely related thereto.

                         11. CERTAIN NEGATIVE COVENANTS.

         Each of PFR and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding or any Bank has any obligation to make any Loans or BKB has any obligations to issue, extend or renew any Letters of Credit:

         11.1. RESTRICTIONS ON INDEBTEDNESS. PFR will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) Unsecured current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; provided, that each account payable shall be paid or discharged in accordance with the Borrower's past customary practice within the appropriate time period after the same shall have become due and payable, unless the same shall currently be contested by the Borrower or such Subsidiary in good faith by appropriate proceedings or other appropriate action, and the Borrower or such Subsidiary, as the case may be, shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by the Borrower and its independent public accountants;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.10.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) Other unsecured Indebtedness of the Borrower not to exceed $7,500,000 in aggregate principal amount for all such Indebtedness Outstanding at any time;

                  (f) Indebtedness of the Borrower and its Subsidiaries in respect of rental obligations (net of subleases) under leases (other than Capitalized Leases) incurred in the ordinary course of business, provided that the aggregate amount of such obligations required to be paid in any fiscal year shall not exceed $10,000,000;

                  (g) Indebtedness of the Borrower in respect of Capitalized Leases (net of subleases), provided that the aggregate Outstanding amount of all future principal payments owing under (i) existing Capitalized Leases referred to in the Borrower's audited balance sheet as of December 31, 1996, and (ii) additional Capitalized Leases entered into pursuant to this subsection (g) after the date hereof (as reflected in the notes to the Borrower's audited financial statements in accordance with generally accepted accounting principles) shall not at any time exceed $15,000,000;

                  (h) Indebtedness existing on the Closing Date and listed and described on Schedule 11.1 hereto; and

                  (i) from and after the merger of PFR and The Restaurant Company, contingent liabilities arising from the indemnity contained in that certain tax disaffiliation agreement between The Restaurant Company and Friendly Ice Cream Corporation not to exceed in the aggregate (i) $21,500,000 as of the Closing Date and (ii) $12,500,000 as of September 16, 1997 and thereafter.

         11.2. RESTRICTIONS ON LIENS. PFR will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that PFR and any Subsidiary of PFR may create or incur or suffer to be created or incurred or to exist:

                  (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (c) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.11.1(d);

                  (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (e) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (f) liens existing on the date hereof and listed on Schedule
         11.2 hereto;

                  (g) liens or security interests, arising after the date hereof, incurred in the ordinary course of business provided that the aggregate amount of obligations secured by such liens or security interests shall not exceed $2,500,000 at any time.

         11.3. RESTRICTIONS ON INVESTMENTS. PFR will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain Outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) repurchase agreements secured by any one or more of the Investments permitted by paragraphs (a), (b) or (c) above;

                  (e) shares of any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000 and has an investment portfolio with an average maturity of 365 days or less;

                  (f)  existing Investments described on Schedule 11.3 hereto;

                  (g) Investments made in the ordinary course of business in connection with the Borrower's (i) conversion to Investments of franchisee obligations, (ii) making of loans and advances to franchisees, and (iii) acceptance of notes from franchisees in payment of goods and services provided by the Borrower to such franchisees;

                  (h) the acquisition of one or more notes, leases or other evidences of indebtedness of franchisees or guaranties of franchisee obligations in accordance with franchisee leasing or loan programs not to exceed in the aggregate $10,000,000;

                  (i) up to ten (10) shares (at the time of acquisition) of any publicly traded stock of any competitor of the Borrower with an original purchase price not to exceed $5,000 in the aggregate for all of such shares; and

                  (j) the acceptance of notes or other evidences of obligations to pay the deferred purchase price of assets sold by the Borrower as otherwise permitted under this Agreement, provided, that such assets have been sold for fair market value in the reasonable judgment of the Borrower, in arms length transactions, and such notes or evidences of indebtedness are secured by a first priority lien and security interest in the assets sold.

         11.4. DISTRIBUTIONS. PFR will not and will not permit any of its Subsidiaries to make any Distributions, except that, if no Default or Event of Default exists under this Agreement, and none would result from the making of any such Distributions, PFR and the Borrower may make Distributions to the holders of their Equity Interests in accordance with the policies reflected in duly adopted resolutions of the board of directors of such Person or the general partner of such Person, as the case may be, the aggregate amount of which on an annual basis shall not exceed the greater of (a) twenty percent (20%) times EBITDA of PFR for the prior fiscal year and (b) (i) $24,200,000 with respect to fiscal years 1997 and 1998 on a cumulative basis for both fiscal years, or (ii) $6,800,000 with respect to each fiscal year thereafter.

         11.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS. PFR will not at any time, and will not cause or permit any of its Subsidiaries at any time to:

                  (a) become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or the merger or consolidation of two or more Subsidiaries of the Borrower, other than a merger or consolidation for the sole purpose of effecting a conversion of PFR or the Borrower into a corporation and the merger of The Restaurant Company with and into PFR as permitted under ss.10.6.1;

                  (b) become a party to or agree to or effect the disposition of any substantial assets, other than sales of inventory in the ordinary course of business, consistent with past practices; provided, however, that if there is no Default or Event of Default in existence at the time and none would be created as a result of such action, such Persons may dispose of additional assets in the ordinary course of business with an aggregate book value not to exceed the greater of (a) ten percent (10%) of the net book value of the Borrower's assets as of the end the most recently ended fiscal quarter of the Borrower or (b) $13,000,000 on a cumulative basis from the Closing Date; or

                  (c) become a party to any acquisition other than the acquisition (whether of stock or of substantially all of the assets of a business or business division as a going concern or by means of a merger or consolidation) of a 100% interest in any other Person (a "Permitted Acquisition") provided that (i) such other Person is a Perkins restaurant franchisee or operates a similar business to the Borrower, (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (iii) if the Borrower or the acquiring Subsidiary merges with such other Person, the Borrower or such Subsidiary, as the case may be, is the surviving party, (iv) if such Person becomes a Subsidiary of the Borrower or any of its Subsidiaries, it shall deliver a guaranty as provided in ss.29.9 hereof, and (v) with respect to acquisitions that exceed $5,000,000, the Borrower has delivered to the Agent Compliance Certificates (such Compliance Certificates to be promptly distributed to the Banks by the Agent) demonstrating, both immediately prior to and immediately after such acquisition, compliance on a Pro Forma Basis with the covenants set forth in ss.ss.11.11, 12.1, 12.2 and 12.3 of this Credit Agreement and (vi) the aggregate amount expended by the Borrower and its Subsidiaries for any single Permitted Acquisition shall not exceed $15,000,000.

         11.6. SALE AND LEASEBACK. PFR will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby PFR or any Subsidiary of PFR shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that PFR or any Subsidiary of PFR intends to use for substantially the same purpose as the property being sold or transferred, unless such transaction would be a permitted disposition of assets under ss.11.5 and the obligations of PFR or such Subsidiary as lessee would constitute Indebtedness under ss.11.1.

         11.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         11.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in ss.10.16.3.

         11.9. CHANGE IN FISCAL YEAR. PFR and the Borrower shall not effect or permit any change in their fiscal years without the prior written consent of the Agent (such consent not to be unreasonably withheld); provided that each of PFR and the Borrower may change its fiscal year to one consisting of thirteen 28-day fiscal accounting periods ending in December or January.

         11.10. CHANGES IN TERMS OF PARTNERSHIP DOCUMENTS. PFR and the Borrower shall not effect or permit any change in or amendment to the Partnership Documents which would materially adversely affect the interests of the Agent and the Banks under the Loan Documents.

         11.11. CAPITAL EXPENDITURES. PFR will not make, or permit any of its Subsidiaries to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, the greater of (a) 70% of EBITDA of PFR and its Subsidiaries for the prior fiscal year, or (b)(i) $21,000,000 with respect to fiscal year 1997 and fiscal year 1998 and (ii) $25,000,000 with respect to fiscal year 1999 and for each fiscal year thereafter; provided, however, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount not to exceed (x) $5,250,000 with respect to fiscal years 1997 and 1998 and (y) $6,250,000 with respect to fiscal year 1999 and for each fiscal year thereafter may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year. For purposes of this ss.11.11, Capital Expenditures shall not include amounts paid or indebtedness incurred by PFR, the Borrower or any of their Subsidiaries to effect Permitted Acquisitions.

                    12. FINANCIAL COVENANTS OF THE BORROWER.

         Each of PFR and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is Outstanding or any Bank has any obligation to make any Loans or BKB has any obligation to issue, extend or renew any Letters of Credit:

         12.1. MINIMUM FIXED CHARGE COVERAGE. As of the end of each fiscal quarter of PFR, PFR will not permit the Fixed Charge Coverage Ratio for the period of four (4) consecutive fiscal quarters of PFR and its Subsidiaries then ended to be less than the ratio set forth opposite such period in such table:

                             Period                                               Ratio
                             ------                                               -----
                   Through December 31, 1997                                    2.00:1.00
           From January 1, 1998 through and including                           2.25:1.00
                       December 31, 1998
           From January 1, 1999 through and including                           2.50:1.00
                       December 31, 1999
              As of January 1, 2000 and thereafter                              2.75:1.00

         12.2. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. PFR and its Subsidiaries will not permit Consolidated Tangible Net Worth to be less than $30,000,000 at any time.

         12.3. MAXIMUM LEVERAGE. PFR and its Subsidiaries will not, at any time, permit the ratio of (a) Consolidated Total Liabilities to (b) Consolidated Tangible Net Worth to exceed 2.75:1.00.

                             13. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         13.1.  LOAN DOCUMENTS.

         Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         13.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from each of the Perkins Group a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation or partnership documents as in effect on such date of certification, and (b) its by-laws or partnership agreement as in effect on such date.

         13.3. CORPORATE AND PARTNERSHIP ACTION. All corporate and partnership action necessary for the valid execution, delivery and performance by each member of the Perkins Group of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         13.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each member of the Perkins Group an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Perkins Group, each of the Loan Documents to which the Perkins Group is or is to become a party; (b) in the case of the Borrower, to make Revolving Credit Loan Requests and Growth Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         13.5. UCC SEARCH RESULTS. The Agent shall have received from each of PFR and its Subsidiaries results of UCC searches with respect to the assets of PFR and its Subsidiaries, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         13.6. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the Borrower's insurance.

         13.7. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         13.8. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel to the Borrower and its Subsidiaries;

         13.9. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, all fees due hereunder.

         13.10. EXISTING DEBT. The Agent shall have received a payoff letter in a form satisfactory to the Agent with respect to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 1994, among the Borrower, BKB, the other parties thereto, and BKB as Agent thereunder as amended, such payoff letter indicating the amount of the loan obligations of the Borrower and its Subsidiaries as of the Closing Date, all in form and substance satisfactory to the Agent.

                        14. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, and of BKB to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         14.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties made by or on behalf of PFR and the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         14.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         14.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         14.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         14.5. ADDITIONAL CONDITIONS FOR GROWTH LOANS. The Borrower shall have provided the Agent copies of all acquisition documents relating to each acquisition to be financed with the proceeds of the requested Growth Loan, together with such additional documentation and information relating to such acquisition as may be requested by the Agent.

                    15. EVENTS OF DEFAULT; ACCELERATION; ETC.

         15.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with any of its covenants contained in ss.ss.10.1, 10.4, 10.6, 10.12, 10.14, 11.1 through 11.6, 11.9, 11.10, 12 and 29 hereof;

                  (d) PFR or the Borrower shall fail to perform any term, covenant or agreement contained herein (other than those specified in subsections (a), (b) and (c), above) and such failure shall continue for 30 days;

                  (e) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.15.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                  (f) any representation or warranty of PFR or the Borrower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (g) any of PFR, its Subsidiaries, or the General Partner shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $250,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) any of PFR, its Subsidiaries, or the General Partner shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person(s) or of any substantial part of the assets of such Person's or shall commence any case or other proceeding relating to under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person(s) and such Person(s) shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five
         (45) days following the filing thereof;

                  (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating PFR, or any of its Subsidiaries, or the General Partner bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Person(s) in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against PFR, any of its Subsidiaries, or the General Partner that, with other outstanding final judgments, undischarged, against such Person(s) exceeds in the aggregate $1,000,000;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Perkins Group party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                  (o) any of the Perkins Group shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $250,000; or

                  (p) if any Person other than the General Partner or PFR or PRI shall at any time be or become a partner or equity holder of the Borrower;

                  (q) if any person other than the General Partner or PRI shall at any time be or become a general partner of the Borrower, or if any Person other than PFR shall at any time be or become a limited partner of the Borrower;

                  (r) if any Person other than the General Partner or PRI shall at any time be or become a general partner of PFR; or

                  (s) if any Person and its Affiliates (other than PRI) shall collectively, whether directly or indirectly, own or control 50% or more of the equity or ownership interests of PFR;

then, and in any such event, so long as the same may be continuing, (x) the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents, and (y) BKB may by notice in writing to the Borrower declare all amounts owing with respect to the Reimbursement Obligations to be, and in either case they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.15.1(h), 15.1(i) or 15.1(k), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         15.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.15.1(h), ss.15.1(i) or ss.15.1(k) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         15.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.15.1, each Bank, if owed any amount with respect to the Loans may, with the consent of the Majority Banks but not otherwise, or BKB, if owed any amount with respect to the Reimbursement Obligations, may, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   16. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 17. THE AGENT.

         17.1.  AUTHORIZATION.

                  (a) The Agent and its affiliates are authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent and its affiliates, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent and its affiliates.

                  (b) The relationship among the Agent, its affiliates and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship among the Agent, its affiliates and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship among the Agent, its affiliates and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agent and its affiliates is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         17.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through affiliates, employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         17.3. NO LIABILITY. Neither the Agent nor any of its affiliates nor any of their shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         17.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         17.5.  PAYMENTS.

                  17.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  17.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  17.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or (b) to comply with the provisions of ss.15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all Outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all Outstanding

         Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all Outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         17.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         17.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         17.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Credit Commitment and Growth Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

         17.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Co-Agent shall be appointed the successor Agent provided that if there is no Co-Agent or the Co-Agent declines to accept such appointment, the Majority Banks shall have the right to appoint a successor Agent, such successor Agent being reasonably acceptable to the Borrower unless a Default or Event of Default shall have occurred and be continuing. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the removal of the Agent, then any Bank shall have the right to petition a court of competent jurisdiction for the appointment of a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         17.10. REMOVAL OF AGENT. The Borrower may, but shall have no obligation to, remove the Agent from its capacity as Agent upon the merger or consolidation of the Agent with or into any Person or upon the appointment of the Federal Deposit Insurance Corporation as receiver for the Agent as a result of the Agent's insolvency, by giving sixty (60) days prior written notice thereof to the Agent and the Banks. Upon any such removal, the Co-Agent shall be appointed the successor Agent provided that if there is no Co-Agent or the Co-Agent declines to accept such appointment, the Majority Banks shall have the right to appoint a successor Agent, such successor Agent being reasonably acceptable to the Borrower unless a Default or Event of Default shall have occurred and be continuing. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the removal of the Agent, then any Bank shall have the right to petition a court of competent jurisdiction for the appointment of a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from its duties and obligations hereunder. After any removal of the Agent, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         17.11. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.17.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         17.12. CO-AGENT. The Co-Agent shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Banks as such.

                                  18. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent and its affiliates incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.18 shall survive payment or satisfaction of all other Obligations.

                              19. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent, its affiliates, and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or
(c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any hazardous substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Person under this ss.19 for any claims, proceedings, liabilities, losses, damages, settlement payments, obligations, and expenses to the extent that the same result from the willful misconduct or gross negligence of such Person. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.19 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.19 shall survive payment or satisfaction in full of all other Obligations.

                         20. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the

Notes or any of the other Loan Documents remains Outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        21. ASSIGNMENT AND PARTICIPATION.

         21.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Agent shall have given its prior written consent to such assignment, (b) so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have given its prior written consent to such assignment (such consent not to be unreasonably withheld), (c) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (d) each assignment shall be in an amount that is a minimum of $5,000,000 (or if less, such Bank's entire Loans, Revolving Credit Commitment and Growth Loan Commitment) and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.21.3, be released from its obligations under this Credit Agreement.

         21.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan

         Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.9.4 and ss.10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         21.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Revolving Credit Commitment Percentage and Growth Loan Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

         21.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.21.4, the Borrower shall, upon the request of the Agent, deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

         21.5. PARTICIPATIONS. Each Bank may sell participation to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Revolving Credit Commitment and Growth Loan Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         21.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         21.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.15.1 or ss.15.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.15.1 or ss.15.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         21.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.21 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         21.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                22. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119, Attention: Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Rodney L. Guinn, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (x) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(y) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               23. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.22. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  24. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                25. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           26. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

                            27. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     28. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.8.11.2 following the effective datE of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the timing of all scheduled payments of principal and interest hereunder, the amount of the Revolving Credit Commitments and the Growth Loan Commitments of the Banks, the release of any Guarantor from its obligations under the Guaranty, and the amount of commitment fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee payable for the Agent's account or any Letter of Credit Fees payable for BKB's account, and ss.17 may not be amended without thE written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding anything herein, the provisions of ss.7 may be amended with the written consent oF only the Borrower and the Agent.

                                  29. GUARANTY.

         29.1 GUARANTY. The Obligations of the Borrower to the Banks hereunder shall be guaranteed by the Guarantors pursuant to this ss.29 (the "Guaranty").

         29.2. GUARANTEED OBLIGATIONS. Each of the Guarantors acknowledges that it is a member of a group of related companies with the Borrower and that it expects to derive substantial direct and indirect benefits from the extensions of credit by the Agent and the Banks to the Borrower pursuant hereto. For value received and hereby acknowledged and as an inducement to the Banks to make the Loans available to the Borrower and for BKB to issue the Letters of Credit for the account of the Borrower, each of the Guarantors hereby unconditionally and irrevocably, jointly and severally guarantees: (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing hereunder and under the Notes or the other Loan Documents, whether for principal, interest, fees, expenses, or otherwise, and (b) the strict performance and observance by the Borrower of its obligations under this Agreement and the other Loan Documents and of all agreements, warranties and covenants applicable to the Borrower in this Agreement and the other Loan Documents (such obligations collectively being the "Guaranteed Obligations").

         29.3 GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof and of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto to the extent permitted by law. The guaranty provided by each Guarantor hereunder is a guaranty of payment and not merely of collection. Each Guarantor's Guaranteed Obligations are independent of, and separate from, the Obligations of the Borrower and the Guaranteed Obligations of the other Guarantors, and shall not be released by, but shall survive as if the same have not been made, any and all payments by any obligor of the Obligations or Guaranteed Obligations or the application of any proceeds from or collateral security for the Obligations or Guaranteed Obligations until all of such obligations are fully paid and finally discharged. The liability of each Guarantor under this Guaranty with regard to the Guaranteed Obligations of the Borrower shall, to the extent permitted by law, be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of this Credit Agreement with respect to the Borrower (with regard to such Guaranteed Obligations), the Notes of the Borrower, or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term, of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from any of the terms of the Loan Documents;

                  (c) any exchange, release or nonperfection of a lien on any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of the Borrower;

                  (d)  any change in ownership of the Borrower;

                  (e) any acceptance of any partial payment(s) from the Borrower; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Guaranteed Obligations.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         29.4. AUTHORIZED ACTIONS. Each Guarantor authorizes the Agent and the Banks in their discretion, without notice to such Guarantor, irrespective of any change in the financial condition of the Borrower, such Guarantor or any other Guarantor since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to (a) create new Guaranteed Obligations and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against the Borrower, such Guarantor, any other Guarantor or any security, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and (g) subject to ss.21, assign the Guaranteed Obligations, the provisions of this ss.29, or any of the Loan Documents in whole or in part.

         29.5 EFFECTIVENESS; ENFORCEMENT. The Guaranty herein of the Guarantors shall be effective and shall be deemed to be made with respect to each Loan made to the Borrower as of the time it is made and with respect to each Letter of Credit issued as of the time of issuance. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Agreement and (b) remain in full force and effect until payment in full of, and performance of all Guaranteed Obligations and all other amounts payable under these guaranties. This Guaranty is made for the benefit of the Agent and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Banks first to exercise any rights against the Borrower or to exhaust any remedies available to them against the Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.

         29.6. WAIVER. Each Guarantor to the extent permitted by law hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Banks protect, secure, perfect or otherwise take action to ensure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. Further, each Guarantor expressly waives the right to require the Agent or any Bank first to (a) pursue the Borrower or any other Guarantor or any other Person, (b) proceed against or exhaust any collateral, or any other security or guaranty that may be held for the Obligations or the Guaranteed Obligations, or to apply any such security or guaranty to the Obligations or Guaranteed Obligations or (c) pursue any other remedy in the Agent's or any Bank's power whatsoever, before seeking from such Guarantor payment in full of its Guaranteed Obligations or proceeding against such Guarantor for same.

         29.7 SUBORDINATION; SUBROGATION RIGHTS. Until the payment and performance in full of all Obligations, no Guarantor shall exercise any rights against the Borrower arising as a result of payment by such Guarantor hereunder, and no Guarantor will prove any claim in competition with the Banks or any affiliate of any Banks in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; no Guarantor will claim any set-off or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Banks or any affiliate of any Banks. The payment of any amounts due with respect to any Indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full of the Obligations. Each Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, such Guarantor will not demand, sue for, or otherwise attempt to collect any such Indebtedness of the Borrower to such Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect or receive any amounts in respect of such indebtedness, such amounts shall be collected and received by such Guarantor as trustee for the Agent Banks and be paid over to the Agent for the benefit of the Agent and the Banks on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of its Guaranty. Notwithstanding any other provision of this ss.29, each Guarantor hereby waiveS all rights of subrogation against the Borrower until such time as any and all claims against the Borrower of any creditor of the Borrower, whether existing on the date hereof or arising at any time thereafter, have been fully satisfied and discharged. Each Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "Subrogation Waiver") is given as an inducement to the Agent and the Banks to consummate the transactions contemplated by this Credit Agreement, the other Loan Documents and any other agreement referred to herein and, in consideration of the willingness of the Agent and the Banks to consummate said transactions, each Guarantor agrees that it shall not in any way amend or modify the Subrogation Waiver without the prior written consent of all of the Banks. Each Guarantor further acknowledges that the Subrogation Waiver is made for the benefit of any and all creditors of the Borrower, whether existing on the date hereof or thereafter arising, whether the claim of any such creditor against the Borrower is direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. The Subrogation Waiver and the provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents.

         29.8.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE GUARANTORS.

                  (a) Each of the Guarantors is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Guarantors and in consideration of the undertakings of each other Guarantor to accept joint and several liability for the Guaranteed Obligations.

                  (b) Each of the Guarantors, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Borrower and the other Guarantors, with respect to the payment and performance of all of the Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this ss.29), it beinG the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several obligations of each of the Borrower and the Guarantors without preferences or distinction among them.

                  (c) If and to the extent that the Borrower or any Guarantor shall fail to make any payment with respect to any of the Guaranteed Obligations as and when due or to perform any of the Guaranteed Obligations in accordance with the terms thereof, then in each such event the other Guarantors will make such payment with respect to, or perform, such Guaranteed Obligation.

                  (d) The Guaranteed Obligations of each of the Guarantors under the provisions of this ss.29 constitute full recourse obligations of each of the Guarantors enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  (e) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Agent or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Banks at any time or times in respect of any default by any of the Borrower or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrower or the Guarantors. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Banks or the Agent with respect to the failure by any of the Borrower or the Guarantors to comply with any of its respective Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.29, afford grounds for terminating, discharging or relieving any of the Borrower or the Guarantors, in whole or in part, from any of its Guaranteed Obligations hereunder, it being the intention of each of the Guarantors that, so long as any of the Obligations hereunder remain unsatisfied, the Guaranteed Obligations of such Guarantors under this ss.29 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this ss.27 shall not be diminished or rendereD unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrower or the Guarantors or the Banks or the Agent. The joint and several liability of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower or any of the Guarantors or any of the Banks or the Agent.

                  (f) Each Guarantor shall be liable under this Credit Agreement only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any provisions of this Credit Agreement creating any obligation of any Guarantor in favor of any Bank or the Agent shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agent, and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantors to the Banks or the Agent created by other provisions of this Credit Agreement shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks and the Agent from the Guarantors.

                  (g) The provisions of this ss.29 are made for the benefit of the Agent and the Banks anD their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Guarantors as often as occasion therefor may arise and without requirement on the part of the Agent or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrower or any other Guarantors or to exhaust any remedies available to them against the Borrower or any other Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this ss.29 shall remain in effecT until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, or the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or any of the Guarantors, or otherwise, the provisions of this ss.29 will forthwith be reinstated in effect, as though such payment haD not been made.

         29.9. NEW GUARANTORS. In the event that, after the Closing Date, PFR, the Borrower or any Guarantor acquires or initiates the incorporation of a new wholly-owned Subsidiary of the Borrower, such Subsidiary shall concurrently with such event or as soon as practicable thereafter execute and deliver to the Agent an instrument of joinder and accession, in form and substance satisfactory to the Agent and the Banks, pursuant to which such newly-created or acquired wholly-owned Subsidiary shall join this Credit Agreement, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto shall, among other things, guaranty the complete payment and performance of the Guaranteed Obligations, make the waivers set forth herein (including, without limitation, those set forth in ss.29.6 hereof). Further, such Subsidiary shall executE and/or deliver to the Agent such other documentation as the Agent may reasonably request in furtherance of the intent of this ss.29.9, including, without limitation, documentation of the type required to be supplied by thE initial Guarantors as a condition precedent to the initial Loans made hereunder pursuant to ss.13 hereof.

                                30. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                        PERKINS RESTAURANTS OPERATING COMPANY, L.P.
                        By: Perkins Management Company, Inc., its
                        General Partner



                        By:  /s/ Steven R. McClellan
                           -------------------------
                               Name:  Steven R. McClellan
                               Title: Chief Financial Officer

                        PERKINS FAMILY RESTAURANTS, L.P.
                        By: Perkins Management Company, Inc., its
                        General Partner



                        By:  /s/ Steven R. McClellan
                           -------------------------
                               Name:  Steven R. McClellan
                               Title: Chief Financial Officer

                        BANKBOSTON, N.A., individually and as Agent



                        By:  /s/ Rodney L. Guinn
                            -----------------------------------------------
                               Rodney L. Guinn
                               Director


                        BARNETT BANK, N.A., individually and as Co-Agent



                        By:  /s/ E. Bradley Jones
                            -----------------------------------------------
                               Name: E. Bradley Jones
                               Title: Vice President

                        FIRST AMERICAN NATIONAL BANK



                        By:  /s/ Elizabeth H. Vaughn
                            -----------------------------------------------
                               Name: Elizabeth H. Vaughn
                               Title: Senior Vice President

                        BANK ONE INDIANA, N.A.



                        By: /s/ Scott J. Brown
                           -----------------------------
                               Name:  Scott J. Brown
                               Title: Senior Vice President

                                                                      SCHEDULE 1


   EURODOLLAR LENDING OFFICES; REVOLVING CREDIT COMMITMENTS: REVOLVING CREDIT
    COMMITMENT PERCENTAGES; GROWTH LOAN COMMITMENTS; GROWTH LOAN COMMITMENT
                                  PERCENTAGES

----------------------------------------- ------------------------------------ ---------------------- ----------------------
                                                                                                            Revolving
                                                                                    Revolving                Credit
                                                                                     Credit                Commitment
                  Bank                         Eurodollar Lending Office            Commitment             Percentage
----------------------------------------- ------------------------------------ ---------------------- ----------------------
----------------------------------------- ------------------------------------ ---------------------- ----------------------
            BankBoston, N.A.                      100 Federal Street              $12,000,000.00            30.00000%
                                                   Boston, MA 02110
----------------------------------------- ------------------------------------ ---------------------- ----------------------
----------------------------------------- ------------------------------------ ---------------------- ----------------------
           Barnett Bank, N.A.                    50 North Laura Street             $9,818,181.82            24.54545%
                                                      17th Floor
                                                Jacksonville, FL 32202

----------------------------------------- ------------------------------------ ---------------------- ----------------------
----------------------------------------- ------------------------------------ ---------------------- ----------------------
      First American National Bank                6000 Poplar Avenue               $9,090,909.09            22.72727%
                                                       Suite 300
                                                   Memphis, TN 38118

----------------------------------------- ------------------------------------ ---------------------- ----------------------
----------------------------------------- ------------------------------------ ---------------------- ----------------------
         Bank One Indiana, N.A.                   111 Monument Circle              $9,090,909.09            22.72727%
                                                      Suite 1911
                                                Indianapolis, IN 46277

----------------------------------------- ------------------------------------ ---------------------- ----------------------
                 Totals                                                             $40,000,000                100%
----------------------------------------- ------------------------------------ ---------------------- ----------------------


----------------------------------------- --------------------- ---------------------

                                                                     Growth Loan
                                               Growth Loan           Commitment
                  Bank                         Commitment            Percentage
----------------------------------------- --------------------- ---------------------
----------------------------------------- --------------------- ---------------------
            BankBoston, N.A.                 $4,500,000.00           30.00000%

----------------------------------------- --------------------- ---------------------
----------------------------------------- --------------------- ---------------------
           Barnett Bank, N.A.                $3,681,818.18           24.54545%



----------------------------------------- --------------------- ---------------------
----------------------------------------- --------------------- ---------------------
      First American National Bank           $3,409,090.91           22.72727%



----------------------------------------- --------------------- ---------------------
----------------------------------------- --------------------- ---------------------
         Bank One Indiana, N.A.              $3,409,090.91           22.72727%



----------------------------------------- --------------------- ---------------------
                 Totals                       $15,000,000               100%
----------------------------------------- --------------------- ---------------------

                                 SCHEDULE 7.1.1
                         LETTERS OF CREDIT OUTSTANDING

                              AS OF JUNE 26, 1997

          L/C Number           1997 Amount               Beneficiary                   Purpose
   =========================  ===============    ============================  ========================
   50070862                      290,000             AIG (National Union)          1991 Work Comp

   50070863                      444,000             Home Ins. Co.                 92/93 Work Comp

                                 148,353             CIGNA                         1994 Work Comp
                                 309,469             CIGNA                         1995 Work Comp
                                 878,494             CIGNA                         1996 Work Comp
                                 975,641             CIGNA                         1997 Work Comp
                               ---------
   50019992                    2,311,957 *

                               =========
   Total Outstanding           3,045,957
                               =========



   * Steps as follows:
   01/01/96                    1,580,227
   04/01/96                    1,824,137
   07/01/96                    2,068,047
   10/01/96                    2,311,957

                                  SCHEDULE 9.3
                          TITLE TO PROPERTIES; LEASES

                                      None

                                  SCHEDULE 9.7
                                  ------------
                                   LITIGATION
                                   ----------

                                      None

                                 SCHEDULE 9.19
                                 -------------
                                  SUBSIDIARIES
                                  ------------

                                      None

                                 JOINT VENTURES
                                 --------------

                            J.A. Joint Venture, LLC

                                 SCHEDULE 11.1
                                 -------------
                          SCHEDULE OF INDEBTEDNESS (1)
                          ----------------------------
                                    (000'S)

Indebtedness to the Banks and Agent under 11.1 (a)                     $16,000

Unsecured Current Liabilities under 11.1 (b) & (c)                      19,425

Capitalized Lease Obligations under 11.1 (g)                             9,387

Distributions Payable                                                    3,474

Net Amounts Due to Perkins Group                                           310

Reserves for Disposition of Assets                                         952

Workers Compensation Insurance Reserves (2)                              3,792

Prudential Notes                                                        33,800

Miscellaneous Long-term Accruals and Deposits                              908

Minority Interest of PMC in Borrower                                       606

Guaranties of Indebtedness of Franchisees                                1,650

                                                                       =======
Total Indebtedness                                                     $90,304
                                                                       =======


(1)      All amounts are as of May 31, 1997 except for the following:
          - Cash distributions which were declared on June 16, 1997.
          - Bank Debt which is as of June 25, 1997.
          - Guaranties which are estimated as of June 30, 1997.

(2) Outstanding letters of credit in the amount of $2,558 as of May 31, 1997 are included in Workers compensation Insurance Reserves shown above.

                                 SCHEDULE 11.2
                                 -------------
                                 EXISTING LIENS
                                 --------------


                                      None

                                 SCHEDULE 11.3
                                 -------------
                          SCHEDULE OF INVESTMENTS (1)
                          ---------------------------
                                    (000'S)

Note Secured by:
     Land, Building and Equipment located at
           1711 W. 23rd Street, Lawrence, Kansas                        $1,066

     Equipment located at 8200 N. Wickman Rd., Viera, Florida              160

Franchisee Notes                                                           297

Other Contracts Receivable                                                  80
                                                                        ======
Total Investments                                                       $1,603
                                                                        ======

(1)    All amounts are as of May 31, 1997.

                                                                      EXHIBIT A

                         FORM OF REVOLVING CREDIT NOTE


$_______________                                            as of June __, 1997



         FOR VALUE RECEIVED, the undersigned PERKINS RESTAURANTS OPERATING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Bank") at the Agent's Head Office as such term is defined in the Revolving Credit and Term Loan Agreement, dated as of June 25, 1997 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, Perkins Family Restaurants, L.P., the Bank, the other lending institutions party thereto, and BankBoston, N.A., as Agent:

                  (a) the principal amount of ______________ DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, payable in the manner, at the times and in the amounts set forth in the Credit Agreement, with the balance payable in full on the Revolving Credit Loan Maturity Date; and

                  (b) interest from the date hereof on the principal balance from time to time outstanding through and including the date on which such principal amount is paid in full at the times and rates and at all times in accordance with the terms of the Credit Agreement.

         This Revolving Credit Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with the terms of, the Credit Agreement. The Bank and any permitted holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any permitted holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Revolving Credit Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Revolving Credit Note, an appropriate notation on the grid attached to this Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Revolving Credit Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Credit Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving Credit Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Revolving Credit Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS REVOLVING CREDIT NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS REVOLVING CREDIT NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.22 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has duly executed this Revolving Credit Note as a sealed instrument as of the day and year first above written.

                                          PERKINS RESTAURANTS OPERATING
                                            COMPANY, L.P.

                                          By:  Perkins Management Company, Inc.,
                                               its General Partner

                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                AMOUNT         AMOUNT OF          BALANCE OF
             OF REVOLVING      PRINCIPAL          PRINCIPAL       NOTATION
  DATE       CREDIT LOAN         PAID              UNPAID         MADE BY:
                              OR PREPAID

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
                                                                      EXHIBIT B


                     FORM OF REVOLVING CREDIT LOAN REQUEST


                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.
                         6075 Poplar Avenue, Suite 800
                            Memphis, Tennessee 38119

                              ____________, _____

BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Attention:  Mr. Rodney L. Guinn, Director

         Re: Revolving Credit Loan Request Under the Revolving Credit and Term Loan Agreement dated as of June 25, 1997

Ladies and Gentlemen:

         Please refer to that certain Revolving Credit and Term Loan Agreement, dated as of June 25, 1997, as in effect from time to time (such agreement, as amended, restated, supplemented, or otherwise modified and in effect from time to time, the "Credit Agreement") by and among Perkins Restaurants Operating Company L.P., Perkins Family Restaurants, L.P., the lending institutions party thereto (collectively, the "Banks"), and BankBoston, N.A., as Agent. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

         Pursuant to ss.2.6 of the Credit Agreement, we hereby request that a Revolving Credit Loan consisting oF [**a Base Rate Loan in the principal amount of $ ,] or [a Eurodollar Rate Loan in the principal amount of $__________ with an Interest Period of **] be made on __________ __, _____. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

         We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $________ , (b) that we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit

BankBoston, N.A., as Agent

--------------------------
Page 2


Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                       Very truly yours,

                                       PERKINS RESTAURANTS OPERATING
                                         COMPANY, L.P.

                                       By:   Perkins Management Company, Inc.,
                                             its General Partner

                                       By:
                                          -------------------------------------
                                             Name:
                                             Title:

                                                                      EXHIBIT C

                            FORM OF GROWTH LOAN NOTE


$_______________                                            as of June __, 1997



         FOR VALUE RECEIVED, the undersigned PERKINS RESTAURANTS OPERATING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Bank") at the Agent's Head Office as such term is defined in the Revolving Credit and Term Loan Agreement, dated as of June 25, 1997 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, Perkins Family Restaurants, L.P., the Bank, the other lending institutions party thereto, and BankBoston, N.A., as Agent:

                  (a) the principal amount of ______________ DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of Growth Loans or after the Term Out Date, the Term Loan advanced by the Bank to the Borrower pursuant to the Credit Agreement, payable in the manner, at the times and in the amounts set forth in the Credit Agreement, with the balance payable in full on the Term Loan Maturity Date; and

                  (b) interest from the date hereof on the principal balance from time to time outstanding through and including the date on which such principal amount is paid in full at the times and rates and at all times in accordance with the terms of the Credit Agreement.

         This Growth Loan Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with the terms of, the Credit Agreement. The Bank and any permitted holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any permitted holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Growth Loan Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Growth Loan or the Term Out Date with respect to the Term Loan or at the time of receipt of any payment of principal of this Growth Loan Note, an appropriate notation on the grid attached to this Growth Loan Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Growth Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Growth Loans and the Term Loan set forth on the grid attached to this Growth Loan Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Growth Loans and the Term Loan shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Growth Loan Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Growth Loan Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Growth Loan Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Growth Loan Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Growth Loan Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS GROWTH LOAN NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GROWTH LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.22 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         IN WITNESS WHEREOF, the undersigned has duly executed this Growth Loan Note as a sealed instrument as of the day and year first above written.

                                     PERKINS RESTAURANTS OPERATING
                                       COMPANY, L.P.

                                     By:  Perkins Management Company, Inc.,
                                            its General Partner

                                     By:
                                        -------------------------------------
                                          Name:
                                          Title:

                   AMOUNT         AMOUNT OF
                 OF GROWTH        PRINCIPAL     BALANCE OF
               LOAN OR TERM          PAID        PRINCIPAL      NOTATION
     DATE           LOAN           OR REPAID      UNPAID        MADE BY:
     ----           ----           ---------      ------        --------

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

                                                                      EXHIBIT D

                          FORM OF GROWTH LOAN REQUEST

                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.
                         6075 Poplar Avenue, Suite 800
                            Memphis, Tennessee 38119


                              ------------, -----
BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Attention:  Mr. Rodney L. Guinn, Director

         Re: Growth Loan Request Under the Revolving Credit and Term Loan Agreement dated as of June 25, 1997


Ladies and Gentlemen:

         Please refer to that certain Revolving Credit and Term Loan Agreement, dated as of June 25, 1997, as in effect from time to time (such agreement, as amended, restated, supplemented, or otherwise modified and in effect from time to time, the "Credit Agreement") by and among Perkins Restaurants Operating Company L.P., Perkins Family Restaurants, L.P., the lending institutions party thereto (collectively, the "Banks"), and BankBoston, N.A., as Agent. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

         Pursuant to ss.4.6 of the Credit Agreement, we hereby request that a Growth Loan consisting of [**a BasE Rate Loan in the principal amount of $ ], or [a Eurodollar Rate Loan in the principal amount of $__________ with an Interest Period of __________**] be made on __________ __, _____. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Growth Loan on such date.

         We hereby certify (a) that the aggregate outstanding principal amount of the Growth Loans on today's date is $_____,(b) that we will use the proceeds of the requested Growth Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document

BankBoston, N.A., as Agent

--------------------------
Page 2


or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                       Very truly yours,

                                       PERKINS RESTAURANTS OPERATING
                                         COMPANY, L.P.
                                       By: Perkins Management Company, Inc.,
                                            its General Partner

                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT E


                         FORM OF COMPLIANCE CERTIFICATE



                               ------------,-----
BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

        Reference is made to the Revolving Credit Agreement, dated as of June 25, 1997 (as amended and in effect from time to time, the "Credit Agreement"), by and among Perkins Restaurants Operating Company, L.P., a Delaware corporation (the "Borrower"), Perkins Family Restaurants, L.P., the financial institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and BankBoston, N.A. as agent (the "Agent") for the Banks. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

        Pursuant to ss.10.4(d) of the Credit Agreement, the principal financial or accounting officer of thE Borrower hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [**year**] [**quarter**] ended ______________; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and
(c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

        IN WITNESS WHEREOF, the undersigned officers have executed this Compliance Certificate as of the date first written above.

                                     PERKINS RESTAURANTS OPERATING
                                     COMPANY, L.P.
                                     By:  Perkins Management Company, Inc.,
                                           its General Partner

                                     By:
                                        ------------------------------------
                                          Title:

                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.

                        COMPLIANCE CERTIFICATE WORKSHEET

1.       MINIMUM FIXED CHARGE COVERAGE - SECTION 12.1
         For the four quarter period ending ____________:

         (a)      Consolidated Net Income                                       $_________

         (b)      Interest expense  $_________

         (c)      Income taxes                                                  $_________

         (d)      Depreciation expense                                          $_________

         (e)      Amortization Expense                                          $_________

         (f)      EBITDA (sum of items (a) through (e))                                          $_________

         (g)      Rental Expense                                                                 $_________

         (h)      Non-cash charges relating to Statement of Financial
                  Accounting Standards No. 121 and other charges not to exceed in the aggregate $3,000,000 resulting from conversion to corporate form deducted in the calculation of Consolidated

                  Net Income without duplication                                                 $_________

         (i)      Sum of items (f) through (h)                                                   $_________

         (j)      All scheduled principal payments in respect of
                  Indebtedness for Borrowed Money                                                $_________

         (k)      Item (b) plus item (g) plus item (j)                                           $_________
                           ----          ----

         (j)      Ratio of item (i) to item (k)                                                  _____:1.00

         (l)      Minimum Fixed Charge Coverage Ratio Required:
                  (see table in ss.12.1)                                                         _____:1.00

                                      -3-

2.       MINIMUM CONSOLIDATED TANGIBLE NET WORTH - SECTION 12.2
         As of _______________:

         (a)      Consolidated Total Assets as of the end of such period                         $_________

         (b)      Consolidated Total Liabilities as of the end of such period                    $_________

         (c)      Item (a) minus item (b)                                                        $_________

         (d)      $4,338,000 in respect of the write down of certain assets taken                $4,338,000
                  by the Borrower at December 31, 1993

         (e) Amounts in respect of the write-down of certain assets in accordance with Statement of Financial Accounting Standards
                  No. 121, to the extent taken by the Borrower after the Closing

                  Date (not to exceed in the aggregate $5,000,000)                               $________

         (f)      Item (c) plus item (d) plus item (e)                                           $________
                           ----          ----

         (g)      Total book value of all assets of PFR and its Subsidiaries properly classified as intangible assets under generally accepted accounting
                  principles                                                                     $________

         (h)      To the extent otherwise includable in the computation of
                  Consolidated Tangible Net Worth, any subscriptions receivable $_________

         (i)      Item (g) plus item (h)                                                         $________

         (j)      Item (f) minus item (i)                                                        $________

         (k)      Minimum Consolidated Tangible Net Worth Required                               $30,000,000

3.       MAXIMUM LEVERAGE - SECTION 12.3
         As at _______________:

         (a)      Consolidated Total Liabilities                                                 $________

         (b)      Consolidated Tangible Net Worth

                  (Insert from item (j) ofss.12.2 above)                                         $________

         (c)      Ratio of item (a) to item (b)                                                  ____:1.00

         (d)      Maximum Leverage Permitted                                                     2.75:1.00

                                      -4-

4.       MAXIMUM CAPITAL EXPENDITURES - SECTION 11.11
         For the fiscal year ending ___________ (EBITDA test applies to prior fiscal year)

         (a)      Consolidated Net Income                                       $_________

         (b)      Interest expense  $_________

         (c)      Income taxes                                                  $_________

         (d)      Depreciation expense                                          $_________

         (e)      Amortization Expense                                          $_________

         (f)      EBITDA (sum of items (a) through (e))                                          $_________

         (g)      Item (g) times 0.70                                                            $_________
                           -----

         (h)      Maximum Permitted Annual Capital Expenditures

                  (insert the greater of item (g) and the amount specified in ss.11.11)          $_________

         (i)      Capital Expenditures, excluding amounts paid or indebtedness incurred by PFR, the Borrower or any of their Subsidiaries to
                  effect Permitted Acquisitions                                                  $_________

                                                                      EXHIBIT F

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                        Dated as of
                                    -----------, -------

         Reference is made to the Revolving Credit and Term Loan Agreement, dated as of June 25, 1997 (as from time to time amended and in effect, the "Credit Agreement"), by and among PERKINS RESTAURANTS OPERATING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), PERKINS FAMILY RESTAURANTS, L.P., a Delaware limited partnership, the financial institutions referred to therein as Banks (collectively, the "Banks"), and BANKBOSTON, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         ___________________ (the "Assignor") and ___________________ (the
"Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $____________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to _____________% in respect of the Total Revolving Credit Commitment and _____________% in respect of the Total Growth Loan Commitment [OR, IF AFTER THE TERM OUT DATE, _____________% in respect of the Term Loan] immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Revolving Credit Commitment is $_____________, its Revolving Credit Commitment Percentage is _____________%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $_____________, its Growth Loan Commitment is $_____________, its Growth Loan Commitment Percentage is _____________%, the aggregate outstanding principal balance of its Growth Loans equals $_____________, [OR, IF AFTER THE TERM OUT DATE, its Term Loan Percentage is _____________%, the aggregate outstanding principal balance of its portion of the Term Loan equals $_____________,] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Revolving Credit Commitment Percentage and Growth Loan Commitment Percentage [OR, IF AFTER THE TERM OUT DATE, Term Loan Percentage] will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other

Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

       Notes Payable to        Amount of Revolving     Amount of Growth

         the Order of:             Credit Note             Loan Note
         -------------             -----------             ---------

           Assignor             $_______________       $_______________
           Assignee             $_______________       $_______________

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss.ss.9.4 and 10.4 thereof and such other documents And information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _____________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to ss.19 of the Credit Agreement with respect to any claims or actions arising prior to thE Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                   [ASSIGNOR]

                                   By:
                                      -----------------------------------------
                                       Title:

                                   [ASSIGNEE]

                                   By:
                                      -----------------------------------------
                                       Title:

CONSENTED TO:

PERKINS RESTAURANTS
OPERATING COMPANY, L.P.
By:  Perkins Management, Inc.,
      its General Partner

By:
   ----------------------------
   Title:

BANKBOSTON, N.A., as Agent

By:
   ----------------------------
   Title: